UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CELGENE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901
April 28, 2014
Dear Stockholders:
On behalf of the Board of Directors, you are cordially invited to attend the 2014 Annual Meeting of Stockholders of Celgene Corporation. The Annual Meeting will be held on Wednesday, June 18, 2014, at 1:00 p.m. Eastern Time at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.
The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. During the Annual Meeting, stockholders will have the opportunity to ask questions and comment on our business operations.
We are pleased to once again offer our proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the notice of annual meeting, proxy statement and proxy card. The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how each of our stockholders can receive a paper copy of our proxy materials, if desired. By furnishing proxy materials over the Internet, we believe we are lowering the costs and reducing the environmental impact of the Annual Meeting.
It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 17, 2014. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and cast your vote in person. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
We appreciate your investment in Celgene and urge you to cast your vote as soon as possible.

Sincerely,

Robert J. Hugin
Chairman and Chief Executive Officer

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2014 Annual Meeting of Stockholders of Celgene Corporation (the "Company") will be held at the offices of the Company, 86 Morris Avenue, Summit, New Jersey 07901 on June 18, 2014, beginning at 1:00 p.m. Eastern Time for the following purposes:

1.	to elect nine directors;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.
to vote upon a proposal to amend Article Fourth of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 575,000,000 shares, par value of $.01 per share, to 1,150,000,000 shares, par value of $.01 per share, and to effect a split of the issued common stock of the Company by changing each issued share of common stock into two shares of common stock;

4.	to approve an amendment of our 2008 Stock Incentive Plan;

5.	to hold an advisory vote on 2013 named executive officer compensation;

6.	to consider a stockholder proposal, if properly presented, described in more detail in the proxy statement; and

7.	to transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on April 21, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

Lawrence V. Stein
Executive Vice President, General Counsel and Corporate Secretary
April 28, 2014
YOUR VOTE IS IMPORTANT
Please vote via the Internet or telephone.
Internet: www.proxyvote.com
Phone: 1-800-690-6903

If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

SCAN TO	w
VIEW MATERIALS & VOTE

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Celgene Corporation, a Delaware corporation (the “Company,” “Celgene,” “we,” “our” or “us”), of proxies to be voted at our 2014 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on June 18, 2014, beginning at 1:00 p.m., Eastern Time, at our offices, 86 Morris Avenue, Summit, New Jersey 07901. For directions, please contact Investor Relations at (908) 673-9000.
This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for fiscal 2013, and accompanying proxy are being mailed to holders of our common stock, par value $0.01 per share (Common Stock), on or about April 28, 2014. When we refer to our fiscal year, we mean the 12-month period ended December 31 of the stated year. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Frequently Asked Questions About the Annual Meeting and Voting

1.	I want to attend the Annual Meeting. What procedures must I follow?
Admission to the Annual Meeting is limited to stockholders of record as of the close of business on April 21, 2014 and one immediate family member; one individual designated as a stockholder’s authorized proxy holder; or one representative designated in writing to present a stockholder proposal properly brought before the Annual Meeting. In each case, the individual must have an admission ticket or proof of ownership of Celgene Common Stock, as well as a valid government-issued photo identification, to be admitted to the Annual Meeting.
Admission Ticket or Proof of Ownership
If you hold your shares in your name as a stockholder of record, you will need an admission ticket or proof of ownership of Celgene stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Annual Meeting, please vote your shares but keep the admission ticket and bring it with you to the Meeting.
If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Celgene Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Any individual holding an admission ticket that is not issued in his/her name will not be admitted to the Annual Meeting. To request an admission ticket, contact Investor Relations at (908) 673-9000.
Proponent of Stockholder Proposal
The proponent of a stockholder proposal included in this Proxy Statement should notify the Company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Annual Meeting.

2.	Who is entitled to vote at the Annual Meeting?
Holders of Celgene Common Stock at the close of business on April 21, 2014 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

3.	How many shares of Celgene Common Stock are “outstanding”?
As of April 21, 2014, there were [ ] shares of Celgene Common Stock outstanding and entitled to be voted at the Annual Meeting.

4.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name with Celgene’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Celgene.
If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2014, but may not vote your shares on the election of directors or any of the other proposals to be voted on at the Annual Meeting.

5.	How do I vote?
You may vote using any of the following methods:
By mail
Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.
By telephone or on the Internet
Celgene has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 17, 2014.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.
If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
Telephone.    You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet.    The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
In person at the Annual Meeting
Stockholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.
Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.

SCAN TO	w
VIEW MATERIALS & VOTE

6.	What can I do if I change my mind after I vote?
If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

7.	Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (SEC). This approach conserves natural resources and reduces our cost of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On or about April 28, 2014, we mailed a “Notice of Internet Availability of Proxy Materials” to participating stockholders, containing instructions on how to access the proxy materials on the Internet.
You may also request paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all future mailings of proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and costs of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

8.	Can I access the proxy materials and the fiscal 2013 Annual Report on the Internet?
This Notice of Annual Meeting and Proxy Statement and the fiscal 2013 Annual Report are available on our website at www.celgene.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to access your proxy materials online will conserve natural resources, will save us the cost of producing documents and mailing them to you, and will give you an electronic link directly to the proxy voting site.
Stockholders of Record:    If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service.
Beneficial Owners:    You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

9.	What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE).
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, without specific instructions from you, your broker does not have discretionary authority to vote on the election of directors, the proposal to amend the Certificate of Incorporation and effect the stock split, approval of the amendment of our 2008 Stock Incentive Plan, the advisory approval of executive compensation, or on any stockholder proposal, in which case a broker non-vote will occur and your shares will not be voted on these matters.

10.	What is a quorum for the Annual Meeting?
The presence of the holders of Common Stock representing a majority of the voting power of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

11.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG	Majority of Votes Cast	Yes
Amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock and to effect a stock split	Majority of Outstanding Stock entitled to Vote	No
Amendment of our 2008 Stock Incentive Plan	Majority of Votes Cast	No
Advisory Approval of Executive Compensation (non-binding)	Majority of Votes Cast	No
Stockholder Proposal (non-binding)	Majority of Votes Cast	No
If you abstain from voting or there is a broker non-vote on a matter requiring a majority of the votes cast, your abstention or the broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast. If you abstain from voting or there is a broker non-vote on the proposal to amend our Certificate of Incorporation and effect a stock split, your abstention or the broker non-vote will count as a vote against the proposal because a majority of the outstanding shares entitled to vote at the Annual Meeting is required to approve the proposal.
Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. In a contested election, the required vote would be a plurality of votes cast.
Ratification of KPMG
The votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.
Amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock and to effect a stock split
The shares of Common Stock voted “for” the amendment to our Certificate of Incorporation and to effect a split of our common stock must equal or exceed a majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes are counted as votes “against” this proposal. All references to numbers of shares of Common Stock in this Proxy Statement do not give effect to the proposed stock split, except as otherwise indicated.
Amendment of 2008 Stock Incentive Plan
The votes cast “for” must exceed the votes cast “against” to approve an amendment to our 2008 Stock Incentive Plan. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Advisory Approval of Executive Compensation
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Stockholder Proposals
The votes cast “for” must exceed the votes cast “against” to approve a stockholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the stockholder proposal.

12.	How will my shares be voted at the Annual Meeting?
At the Meeting, the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2014;

•	FOR the amendment of our Certificate of Incorporation to increase the authorized number of shares of common stock and to effect a stock split;

•	FOR the approval of the amendment of our 2008 Stock Incentive Plan;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

•	AGAINST the stockholder proposal.

13.	Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote for you.

14.	Who will pay for the cost of the Annual Meeting and this proxy solicitation?
The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Financial Solutions to assist in the mailing, collection and administration of proxies. In addition, we have engaged [______________] to assist with the solicitation of proxies (which may include solicitation by mail, electronically, facsimile, telephone and personal contact) for a fee of $[____________] plus expenses.

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE:
Election of Directors
Nominees
At the Annual Meeting, nine directors, who have been nominated by the Nominating, Governance and Compliance Committee of the Board of Directors (referred to as the Nominating Committee), are to be elected, each to hold office (subject to our By-Laws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2013 Annual Meeting.
Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. Directors will be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.
Our directors are nominated by our Board of Directors, based on the recommendations of the Nominating Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our director nominees with their biographies. In addition, we have summarized for each director the reasons why such director has been chosen to serve on our Board of Directors.

Name	Age(1)	Position
Robert J. Hugin	59	Chairman of the Board and Chief Executive Officer
Richard W. Barker, D.Phil.	65	Director
Michael D. Casey	68	Director
Carrie S. Cox	56	Director
Rodman L. Drake	71	Director
Michael A. Friedman, M.D.	70	Director
Gilla Kaplan, Ph.D.	67	Director
James J. Loughlin	71	Director
Ernest Mario, Ph.D.	76	Director
__________

(1)	As of June 18, 2014
Robert J. Hugin was elected as Chairman by our Board of Directors in June 2011, and has served as our Chief Executive Officer since June 16, 2010 and as President since May 1, 2006. He also served as our Chief Operating Officer from May 1, 2006 until June 16, 2010 and Senior Vice President and Chief Financial Officer from June 1999 until May 1, 2006. Mr. Hugin has served as one of our directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an A.B. degree from Princeton University and an M.B.A. from the University of Virginia. Mr. Hugin is also a director of The Medicines Company, Atlantic Health System, Inc., a non-profit health care system, and Family Promise, a national non-profit network assisting homeless families.
Mr. Hugin brings to his role as a director his extensive executive and leadership experience at Celgene and his previous business experience, as well as his leadership roles on the boards of a public company and a non-profit health care company. In particular, his experience as our Chief Operating Officer and Chief Financial Officer and his current roles as our Chief Executive Officer and President enable him to provide leadership and unique insight on complex business and financial matters and guidance with respect to the strategic goals and operating framework of a high growth company such as ours. Additionally, Mr. Hugin served as Chairman of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) from April 2013 until April 2014, is a past Chairman of the HealthCare Institute of New Jersey and is a

member of the Board of Trustees of Princeton University. In these roles, he has gained valuable knowledge of regulatory, legal and legislative issues affecting our industry.
Richard Barker, D.Phil., OBE, has served as one of our directors and a member of the Audit Committee of our Board of Directors since January 20, 2012. Dr. Barker was formerly Director General of the Association of the British Pharmaceutical Industry (ABPI), a pharmaceutical industry trade association in the United Kingdom, from 2004 to 2011, and served on the Board and Executive Committee of the European Federation of Pharmaceutical Industries and Associations (EFPIA) and as a Council Member of the International Federation of Pharmaceutical Manufacturers & Associations (IFPMA). Dr. Barker is currently director of the Centre for Accelerating Medical Innovations, chairman of the Health Innovation Network of South London, UK, a member of the Board of iCO Therapeutics, Inc., a Canadian biotech company, Chairman of Stem Cells for Safer Medicine, a public-private partnership using technology to improve drug safety, and chairman of International Health Partners, a UK charity providing donated medicines to crisis situations.
As an experienced healthcare leader and strategist with a distinguished career in the healthcare sector, Dr. Barker brings to his service as a director more than 20 years’ experience in the healthcare industry in which he held a range of senior leadership roles in the United States, the United Kingdom and elsewhere internationally. His career has spanned the pharmaceutical, biotechnology and medical informatics sectors, thus giving him a broad perspective on the issues facing both healthcare systems and the pharmaceutical industry.
Michael D. Casey has served as one of our directors since August 2002, and has been our independent Lead Director since June 2007, the Chairman of the Nominating Committee and a member of the Executive Committee since December 2006, and a member of the Management Compensation and Development Committee (referred to as the Compensation Committee) since April 2006. Mr. Casey was a member of the Audit Committee from August 2002 through December 2006. From September 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to September 1997, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein Pharmaceutical, Inc. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Abaxis Inc. Mr. Casey served as a director of Allos Therapeutics, Inc. through January 2010, AVI BioPharma (now Sarepta Therapeutics, Inc.) through June 2010 and Durect Corporation through December 2013.
Mr. Casey brings to his service as a director his significant experience and leadership as President, Chief Executive Officer and senior officer of several national pharmaceutical companies. In addition to those listed above, he has previously served as a director of several other pharmaceutical/biotech companies.
Carrie S. Cox has served as one of our directors since December 2009 and a member of the Audit Committee since March 2010. Ms. Cox currently serves as the Chairman of the Board of Directors and Chief Executive Officer of Humacyte, Inc., a privately-held regenerative medicine company primarily focused in developing products for vascular disease and for therapeutic filling and soft tissue repair. Ms. Cox served as Executive Vice President of Schering-Plough and President of Schering-Plough’s Global Pharmaceutical Business until November 3, 2009 when Schering-Plough merged with Merck & Co., Inc. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s pharmaceutical business until its merger with Pfizer Inc. in 2003. Ms. Cox is a member of the Board of Directors of Texas Instruments and has served on their audit and compensation committees, and has been appointed to the Board of Directors of Cardinal Health, Inc. and the Board of Overseers of the University of Pennsylvania Museum of Archaeology and Anthropology. Ms. Cox is a graduate of the Massachusetts College of Pharmacy.
Ms. Cox brings to her service as a director her distinguished career in global healthcare and her significant experience and leadership serving in executive positions of some of the largest and most successful multi-national healthcare companies in the world, including with responsibility for those companies’ financial performance and significant capital and research and development investments.
Rodman L. Drake has served as one of our directors since April 2006, has been Chairman of the Compensation Committee since June 2007 and a member of the Nominating Committee since April 2006. From January 2002 to December 2012, Mr. Drake was Managing Director of Baringo Capital, LLC, a private equity group he co-founded. From November 1997 to January 2002, Mr. Drake was president of Continuation Investments Group Inc., a private equity firm. Prior to that, Mr. Drake was co-chairman of the KMR Power Company and Chief Executive Officer and Managing Director of Cresap McCormick & Paget, a leading management consulting firm, and served as President of the Mandrake Group, a consulting firm specializing in strategy and organizational design. Mr. Drake is a member of the Board of Directors of Chimerix Inc. and The Animal Medical Center of New York. He is also the Chairman of the Brookfield Investment Management Funds and the

Columbia Atlantic Funds. Mr. Drake served as a member of the Board of Directors of Jackson Hewitt Tax Service, Inc. from 2004 to 2011. From 2007 to 2009, Mr. Drake served as a member of the Board of Directors of Apex Silver Mines Limited; from 2005 to 2010, he served as a member of the Board of Directors of Student Loan Corporation; and from 2005 to 2010, he served as a member of the Board of Directors of Crystal River Capital, a NYSE listed company which was sold in 2010, where he also served as Chairman, President and CEO from 2009 through 2010.
Mr. Drake brings to his service as a director his breadth of experience in corporate governance, finance, strategy and organizational design as a senior executive of investment and management consulting firms, as well as his extensive experience as a member of various boards of directors.
Michael A. Friedman, M.D. has served as one of our directors since February 2011 and a member of the Nominating Committee since April 2011. Dr. Friedman is the emeritus Chief Executive Officer of City of Hope, a leading cancer research, treatment and education institution, as well as Director of the organization’s Comprehensive Cancer Center and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, Dr. Friedman was Senior Vice President of Research and Development, Medical and Public Policy for Pharmacia Corporation and Chief Medical Officer for biomedical preparedness at PhRMA. Additionally, Dr. Friedman previously served as Deputy Commissioner for the U.S. Food and Drug Administration (FDA), later serving as Acting Commissioner, and as Associate Director of the National Cancer Institute, National Institutes of Health. Since 2004, Dr. Friedman serves on the Independent Citizens’ Oversight Committee which governs the California Institute for Regenerative Medicine and oversees the implementation of California’s stem cell research effort. Dr. Friedman is a member of the Board of Directors of MannKind Corporation and Smith & Nephew plc. He also serves on the Board of Trustees for Tulane University and the California State Stem Cell Initiative.
Dr. Friedman brings to his service as a director valuable scientific and operational expertise and leadership skills from his extensive background in cancer research and public health as a senior officer of a leading research institution, deputy and acting commissioner of the FDA, and as an executive officer of a major pharmaceutical company.
Gilla Kaplan, Ph.D. has served as one of our directors since April 1998 and is a member of the Audit Committee. Dr. Kaplan was appointed Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation in January 2014. She previously served as Senior Advisor to the Global Health Program, Tuberculosis and member of the International Scientific Advisory Committee for the Global Health Program of the Bill and Melinda Gates Foundation. Dr. Kaplan was head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute Center at the New Jersey Medical School, Newark, New Jersey, where she was appointed full Member in 2002 and Assistant Director in 2006. Dr. Kaplan also was previously appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Prior to that, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor.
Dr. Kaplan brings to her service as a director valuable scientific expertise and leadership skills from her distinguished career in medical research, including her current role as Director of the Global Health Program, Tuberculosis at the Bill and Melinda Gates Foundation and her past roles and experiences in the field of immunology.
James J. Loughlin has served as one of our directors since January 2007, as Chairman of the Audit Committee since June 2008 and a member of the Compensation Committee since June 2008. Mr. Loughlin served as the National Director of the Pharmaceuticals Practice at KPMG LLP (KPMG), and a five-year term as member of the Board of Directors of KPMG. Additionally, Mr. Loughlin served as Chairman of the Pension and Investment Committee of the KPMG Board from 1995 through 2001. He also served as Partner in charge of Human Resources, Chairman of the Personnel and Professional Development Committee, Secretary and Trustee of the Peat Marwick Foundation and a member of the Pension, Operating and Strategic Planning Committees. Mr. Loughlin serves as a member of the Board of Directors and the Audit Committee of Edge Therapeutics, Inc., a privately-held biopharmaceutical company, and InspireMD, a publicly-traded medical device manufacturer.
Mr. Loughlin brings to his service as a director his valuable experiences as National Director of the Pharmaceuticals Practice at KPMG, his service as Chairman of the Pension and Investment Committee of the KPMG Board and his service on various other committees and foundations. In particular, through his professional association with KPMG, including a five-year term as member of the Board of Directors of KPMG, Mr. Loughlin brings to our Board of Directors an extensive background in accounting and financial reporting, qualifying him as an audit committee financial expert (as that term is defined in the regulations of the SEC).
Ernest Mario, Ph.D. has served as one of our directors since August 2007 and is a member of the Nominating Committee since August 2007 and the Executive Committee since June 2008. Dr. Mario is a former Deputy Chairman and Chief Executive of Glaxo Holdings plc and a former Chairman and Chief Executive Officer of ALZA Corporation. Dr. Mario currently is the Chairman of Capnia, Inc., a privately-held specialty pharmaceutical company in Palo Alto, California.

Dr. Mario serves as a director of publicly-traded healthcare companies: Boston Scientific Corporation, Chimerix Inc., Kindred Biosciences Inc., XenoPort Inc. and Tonix Pharmaceuticals Holding Corp. He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to The Ernest Mario School of Pharmacy at Rutgers University. In 2007, Dr. Mario was awarded the Remington Medal by the American Pharmacists Association, pharmacy’s highest honor.
Dr. Mario brings to his service as a director his significant executive leadership experience, including his experience leading several pharmaceutical companies, as well as his membership on public company boards and foundations. He also has extensive experience in financial and operations management, risk oversight, and quality and business strategy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of Common Stock as of April 21, 2014 (except as otherwise noted) by (i) each director, (ii) each Named Executive Officer for fiscal 2013 (as defined below), (iii) all of our current directors and executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2014 and restricted stock units (RSUs) that will vest within 60 days of April 21, 2014 are deemed outstanding for computing the ownership percentage of the stockholder holding such securities, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Upon vesting, RSUs are included as Common Stock. As of April 21, 2014, there were [ ] shares of Common Stock outstanding. Unless otherwise noted, the address of each stockholder listed in the table is c/o Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.

Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership		Percent of Class
Robert J. Hugin	2,066,600	(1)	*
Jacqualyn A. Fouse, Ph.D.	329,329	(2)	*
Mark J. Alles	192,752	(3)	*
Thomas O. Daniel, M.D.	178,518	(4)	*
Perry A. Karsen	200,076	(5)	*
Richard W. Barker, D.Phil.	41,699	(6)	*
Michael D. Casey	192,749	(7)	*
Carrie S. Cox	40,865	(8)	*
Rodman L. Drake	134,604	(9)	*
Michael A. Friedman, M.D.	49,757	(10)	*
Gilla Kaplan, Ph.D.	207,195	(11)	*
James J. Loughlin	118,100	(12)	*
Ernest Mario, Ph.D.	145,970	(13)	*
All directors and executive officers as a group (14 persons)	3,949,950	(1)-(13)	1.0%
BlackRock, Inc.	25,732,210	(14)	6.2%
40 East 52nd Street New York, New York 10022
__________

* Less than one percent (1%)

(1)
Consists of 524,879 shares of Common Stock, 1,475,200 shares of Common Stock underlying stock options, 13,589 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Hugin and 48,132 shares of Common Stock held by a family foundation of which Mr. Hugin is a trustee and 4,800 shares of Common Stock owned by Mr. Hugin’s children.

(2)	Consists of 21,911 shares of Common Stock, 306,850 shares of Common Stock underlying stock options, and 568 shares of Common Stock held in our 401(k) Plan for the benefit of Ms. Fouse.

(3)	Consists of 33,071 shares of Common Stock, 156,951 shares of Common Stock underlying stock options, and 2,730 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Alles.

(4)	Consists of 22,700 shares of Common Stock, 154,307 shares of Common Stock underlying stock options, and 1,511 shares of Common Stock held in our 401(k) Plan for the benefit of Dr. Daniel.

(5)	Consists of 25,087 shares of Common Stock, 174,259 shares of Common Stock underlying stock options, and 730 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Karsen.

(6)	Consists of 3,099 shares of Common Stock and 38,600 shares of Common Stock underlying stock options.

(7)
Consists of 25,308 shares of Common Stock held by a family trust of which Mr. Casey is a trustee and 167,441 shares of Common Stock underlying stock options. Mr. Casey disclaims beneficial ownership over the shares of Common Stock held by the family trust.

(8)	Consists of 6,715 shares of Common Stock and 34,150 shares of Common Stock underlying stock options.

(9)	Consists of 24,663 shares of Common Stock, of which 4,705 shares are pledged in a margin account, and 109,941 shares of Common Stock underlying stock options.

(10)	Consists of 3,099 shares of Common Stock and 46,658 shares of Common Stock underlying stock options.

(11)
Consists of 39,754 shares of Common Stock, 144,673 shares of Common Stock underlying stock options, and 22,768 shares of Common Stock underlying options held by Dr. Kaplan’s family trusts (the trustee of which is Dr. Kaplan’s brother-in-law and the beneficiaries of which are Dr. Kaplan’s immediate family members). Dr. Kaplan disclaims beneficial ownership over the shares of Common Stock underlying options held by the family trusts.

(12)	Consists of 8,509 shares of Common Stock, 108,691 shares of Common Stock underlying stock options and 900 shares of Common Stock owned by family trusts of which Mr. Loughlin’s spouse is a trustee.

(13)	Consists of 108,737 shares of Common Stock, 34,233 shares of Common Stock underlying stock options and 3,000 shares of Common Stock owned by Dr. Mario’s spouse.

(14)	Information regarding BlackRock, Inc., as of December 31, 2013, was obtained from an amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2014.
Board Independence
No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no other material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship with us. The Board of Directors observes all criteria for independence established by the Nasdaq Stock Market (Nasdaq) under its applicable Listing Rules. The Board of Directors has determined that all of our non-employee directors, constituting all but one of our directors, may be classified as “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Executive sessions of our independent directors are convened in conjunction with each regularly scheduled Board of Directors meeting.
Board Meetings; Committees and Membership
General
The Board of Directors held six meetings during fiscal 2013, five of which meetings were held over a period of two consecutive days. During fiscal 2013, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend all annual meetings and any special meetings of stockholders. All of our directors attended the 2013 Annual Meeting.
We maintain the following committees of the Board of Directors: the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. Except for the Executive Committee, each committee is comprised entirely of directors who are “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Other than the Executive Committee, each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Amended and Restated Charters of the Audit Committee, the Compensation Committee and the Nominating Committee, as well as our Corporate Governance Guidelines, are available on our website at www.celgene.com by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section.
The Executive Committee
The Executive Committee’s current members are Robert J. Hugin (Chairman), Michael D. Casey and Ernest Mario, Ph.D. The Executive Committee did not meet during fiscal 2013. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.
The Management Development and Compensation Committee (the “Compensation Committee”)
The Compensation Committee’s current members are Rodman L. Drake (Chairman), Michael D. Casey and James J. Loughlin. The Compensation Committee held seven formal meetings and a number of informal meetings during fiscal 2013. The Compensation Committee annually reviews and approves the total compensation packages for all executive officers, including the Chief Executive Officer, considers modification of existing compensation and benefit programs and the adoption of new compensation and benefit plans, administers the plans and reviews the compensation of non-employee members of the Board of Directors and reviews periodically with the Chief Executive Officer our leadership development plans and succession planning. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, the Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, our 1992 Long-Term Incentive Plan, our 2008 Stock Incentive Plan and the Pharmion Corporation (Pharmion) 2000 Stock Incentive Plan, (ii) the full power and authority to administer and interpret the Celgene Corporation 2005 Deferred Compensation Plan (the “Nonqualified Plan”) and (iii) the authority to review all matters relating to our personnel.

Compensation Committee Consultant
The Compensation Committee has retained Radford, an Aon Hewitt Company, which we refer to as “Radford,” as its outside compensation consultant since 2004. Radford was retained by the Compensation Committee as a result of a competitive bidding process conducted by the Compensation Committee. Radford regularly meets with the Compensation Committee and provides advice regarding the design and implementation of our executive compensation programs, as well as our director compensation programs. In particular, Radford:

•	reviews and makes recommendations regarding executive and director compensation (including amounts and forms of compensation);

•	provides market data and performs competitive market analyses;

•	advises the Compensation Committee as to best practices; and

•	assists in the preparation of our compensation-related disclosures included in this proxy statement.
In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford may contact our management from time to time to obtain data and other information from us and to work together in the development of proposals and alternatives for the Compensation Committee to review and consider. In fiscal 2013, the cost of Radford’s executive compensation and director compensation consulting services was $155,024.
In addition, in fiscal 2013: (i) Aon Consulting, an affiliate of Radford, was retained by us to provide global employee benefits consulting services; (ii) Aon Risk Services, an affiliate of Radford, was retained by us for various insurance-related consulting services; and (iii) Radford Surveys, an affiliate of Radford, was retained by us for various compensation surveys. In fiscal 2013, the aggregate cost of such other consulting services was $107,946.
The Compensation Committee regularly evaluates the nature and scope of the services provided by Radford. The Compensation Committee approved the fiscal 2013 executive and director compensation consulting services of Radford described above. Although the Compensation Committee was aware of the nature of the services performed by Aon Consulting, Aon Risk Services and Radford Surveys, the Compensation Committee did not review and approve such services as those services were reviewed and approved by management in the ordinary course of business.
In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon which include, among other things:

•	Radford is managed separately from Aon and performance is measured solely on the Radford business;

•	no commissions or cross revenue is provided to Aon in the event that Aon introduces Radford to an account, and no Aon staff member is paid commissions or incentives for Radford services;

•	Radford is not rewarded for selling Aon services nor is Radford required to cross-sell services;

•	Radford maintains its own account management structure, contact database and IT network and its survey data is on a separate IT platform from Aon; and

•	no member of Radford’s team is involved in, or sits on, any Aon committee for purposes of selling Aon services.
The Nominating, Governance and Compliance Committee (the “Nominating Committee”)
The Nominating Committee’s current members are Michael D. Casey (Chairman), Rodman L. Drake, Ernest Mario, Ph.D. and Michael A. Friedman, M.D. The Nominating Committee held five meetings in fiscal 2013. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors, oversees the evaluation of the Board of Directors, develops and recommends to the Board of Directors appropriate corporate governance guidelines, reviews on a periodic basis the Company’s leadership development plans and succession planning with respect to the position of Chief Executive Officer, and oversees certain of the Company’s corporate compliance efforts (excluding financial compliance and reporting and overseeing compliance with the requirements of the U.S. Foreign Corrupt Practices Act, which are the responsibilities of the Audit Committee). The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a proxy statement with the SEC regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our By-Laws and under the section of this proxy statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendation from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement.
In evaluating director nominees, the Nominating Committee currently considers the following factors:

•	our needs with respect to the particular competencies and experience of our directors;

•	familiarity with our business and businesses similar to ours;

•	financial acumen and corporate governance experience; and

•
our desire that our Board reflect diversity with respect to, among other matters, professional and operational experience, scientific and academic expertise, international background, gender, race and ethnicity.

The Nominating Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee will identify the required skills, background and experience of a new nominee, in tandem with prevailing business conditions, and will source relevant candidates and present to the Board of Directors suggestions as to individuals who meet the required criteria. The Nominating Committee utilizes the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.
The Audit Committee
The Audit Committee’s current members are James J. Loughlin (Chairman), Richard W. Barker, D.Phil., Gilla Kaplan, Ph.D. and Carrie S. Cox. The Audit Committee held nine meetings in fiscal 2013. Mr. Loughlin is an “audit committee financial expert” within the meaning of the rules of the SEC and, as such, he satisfies the requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee appoints, subject to stockholder ratification, our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of the effectiveness of our internal control over financial reporting and disclosure controls and procedures, the overall quality of our financial reporting and appropriate application of our critical accounting policies and to approve any related person transactions (as defined herein). The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of our internal audit function. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers or others of concerns on questionable accounting and auditing matters.
Related Person Transaction Policies and Procedures
At the beginning of each calendar year, each member of our Board of Directors and each executive officer is required to complete an extensive questionnaire that we utilize when preparing our annual proxy statement, as well as our Annual Report on Form 10-K. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures required to be made in these documents. Regarding related person transactions, it serves two purposes: first, to remind each executive officer and director of their obligation to disclose any related person transactions entered into between themselves (or family members or entities in which they hold an interest) and us that in the aggregate exceed $120,000 (“related person transaction”) that might arise in the upcoming year; and second, to ensure disclosure of any related person transaction that is currently proposed or that occurred since the beginning of the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction.
Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is an independent director within the meaning of the Nasdaq Listing Rules. There was no interlock among any of the members of the Compensation Committee and any of our executive officers.
Financial Officer Code of Ethics
We have adopted a Financial Officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals. This Financial Officer Code of Ethics is posted on our website at www.celgene.com and may be accessed by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section. We intend to satisfy the disclosure requirements regarding any amendment to, or a waiver of, a provision of the Financial Officer Code of Ethics by posting such information on our website. We undertake to provide to any person a copy of this Financial Officer Code of Ethics upon request to our Corporate Secretary at our principal executive offices.

Stockholder Nominations
Our By-Laws provide that nominations for the election of directors may be made at an annual meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.
In addition to any other applicable requirement for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class; or series and number of shares of our capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and; (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.
Stockholder Communications
Our Board of Directors has determined that, to facilitate communications with the Board of Directors, or any individual member or any Committee of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chairpersons of any Committee of the Board of Directors, as appropriate.
Board Leadership Structure
The Board of Directors has concluded that, consistent with past practice and in our best interests and the interests of our stockholders, the positions of Chairman and Chief Executive Officer should be combined.
Accordingly, assuming that the director nominees are elected to the Board at the Annual Meeting, Mr. Hugin will continue to hold the positions of both Chairman and Chief Executive Officer.
The independent directors believe that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company. The independent directors believe that our current model of the combined Chairman/CEO role in conjunction with the independent Lead Director position is the appropriate leadership structure that has served our stockholders well in the past and will continue to do so in the future. Additionally, given the abilities and strengths of each of our Board members, their varied organizational backgrounds and wide range of leadership and management experience, we believe that the concentration of functions will continue to promote a culture of transparency and accountability that has guided, and will continue to guide, our successful performance.

Our leadership structure is periodically reviewed to ensure that it is appropriate for us given the facts and circumstances at the time of review. The independent directors believe that the combined Chairman/CEO position, together with the independent Lead Director, has certain advantages over other board leadership structures and continue to best meet our current needs, including:

•	ensuring efficient communication between management and the Board;

•	clearly delineating the independent Lead Director’s and other independent directors’ oversight roles from the Chairman/CEO’s and other management’s strategic and operational roles;

•	ensuring that all key and appropriate issues are discussed by the Board in a timely and constructive manner;

•	providing clarity for our key stakeholders on corporate leadership and accountability; and

•	augmenting the Chairman’s knowledge of our strategy, operations and financial condition and, in turn, communicating that to external stakeholders.
As Chief Executive Officer and President, Mr. Hugin is accountable directly to the full Board of Directors and has day-to-day responsibility for our business operations and for general oversight over our business and the various management teams that are responsible for our day-to-day operations.
We believe that the combined Chairman/CEO leadership structure is appropriate for us as it enhances our Board’s oversight by leveraging the knowledge of our Chief Executive Officer who has also served, in the past, as our Chief Financial Officer and Chief Operating Officer.
Independent Lead Director
In June 2007, Michael D. Casey was designated independent Lead Director. In accordance with our corporate governance guidelines, as adopted by the Board of Directors on December 16, 2010, the independent Lead Director provides guidance concerning the agenda for each Board meeting, presides over executive sessions of the independent directors that are held on a regular basis, communicates with the Chairman/CEO after each executive session of the independent directors to provide feedback and to effectuate the decisions and recommendations of the independent directors, acts as intermediary liaison between the independent directors and management on a regular basis and when communication out of the ordinary course is appropriate.
Board of Directors Role in Risk Oversight
In connection with its oversight responsibilities, the Board of Directors, including through the Audit Committee, Nominating Committee and Compensation Committee, periodically assesses the significant risks that we face. These risks include financial, legal, technological, competitive, operational and compensation-related risks. The Board, together with the Chief Executive Officer, the Chief Financial Officer, management representatives of the relevant functional areas (e.g. internal audit, legal, regulatory and compliance groups, operational management, human resources, etc.) and representatives of each of our operating subsidiaries, reviews and monitors the identification, assessment and mitigation of the material risks affecting our operations.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, each of our directors, executive officers and any person beneficially owning more than 10 percent of Common Stock is required to report his, her or its ownership of Common Stock and any change in that ownership, on a timely basis, to the SEC. We believe that all applicable acquisitions and dispositions of Common Stock, including grants of options under our 2008 Stock Incentive Plan, were filed on a timely basis for fiscal 2013, except the Form 4 report of Rodman L. Drake relating to the exercise of stock options on August 7, 2013, which was filed with the SEC on August 12, 2013.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides an overview and analysis of the compensation philosophy of the Company, the roles and responsibilities of our Compensation Committee, our CEO and compensation consultant, our compensation plans and programs, and the decisions we have made under our plans and programs. Elsewhere in this CD&A, under the heading “Additional Information Regarding Executive Officers,” we include a series of tables containing specific information about the compensation earned by the following individuals, who we refer to as our Named Executive Officers (NEOs) for fiscal 2013:

•	Robert J. Hugin, Chairman and Chief Executive Officer;

•	Jacqualyn A. Fouse, Ph.D., Executive Vice President and Chief Financial Officer;

•	Mark J. Alles, Executive Vice President and Global Head of Hematology and Oncology;

•	Thomas O. Daniel, M.D., Executive Vice President and President, Research and Early Development; and

•	Perry A. Karsen, Executive Vice President and Chief Operations Officer and Chief Executive Officer of Celgene Cellular Therapeutics.
Each of our NEOs is fully engaged in company-wide strategic planning and decision-making aimed at ensuring our long-term success. The full biographies for Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen are provided elsewhere in this proxy statement under “Additional Information Regarding Executive Officers — Executive Officers.”
Introduction
Across the metrics that determine performance under our compensation plans and programs, fiscal 2013 was an outstanding year for us. We generated non-GAAP (i.e., generally accepted accounting principles) total revenue of $6.494 billion, an 18% increase year over year, and non-GAAP diluted earnings per share of $5.96, a 21% increase year over year. Full year REVLIMID® sales were $4.280 billion, an increase of 14%; VIDAZA® sales were $803 million, a decrease of 2%; ABRAXANE® sales were $649 million, an increase of 52%; POMALYST®/IMNOVID® sales were $305 million and THALOMID® sales were $245 million, a decrease of 19%. Our stock price reflected our strong performance, increasing over 115% in fiscal 2013. These strong results were achieved with continued significant investment and progress in all stages of our research and development pipeline, the commercial launch of POMALYST®/IMNOVID® and expenses related to the planned launch of OTEZLA® in 2014. For more information about non-GAAP financial achievements, please see the description of non-GAAP financial achievements in “Key 2013 Compensation Actions and Program Highlights — Annual Bonus (MIP) Payout for Fiscal 2013.”
We believe the design of our executive pay programs will lead to continued stockholder support of our executive compensation programs. Our fiscal 2013 compensation programs were designed based on our compensation philosophy and guiding principles that focus on aligning competitive pay to performance. Our fiscal 2013 performance and consequent incentive payouts for our NEOs clearly demonstrate this alignment. In fiscal 2013, our executive compensation programs were structured such that 92% of our NEOs’ total compensation was delivered in the form of short- and long-term incentives, both of which are highly variable and tied to achievement of Company goals and objectives.
Advisory Vote on Executive Compensation
We conducted our third non-binding advisory vote on executive compensation last year at our 2013 Annual Meeting of Stockholders, which our stockholders voted should be held annually. At the 2013 Annual Meeting of Stockholders, 93.9% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as described in the proxy statement. The Compensation Committee reviewed these final vote results and determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of company goals and objectives. Despite the affirmative vote, however, the Compensation Committee believes that continual review of our executive compensation programs and their alignment to Company and stock price performance is in the best interests of our stockholders. In fiscal 2013, the Compensation Committee deemed that the changes made in fiscal 2011 that further aligned our executive compensation to the interests of our stockholders continue to be appropriate and should be continued. These and other practices are described in “Highlights of Best Practices of Our Compensation Programs.”
Our Compensation Philosophy
Our executive compensation philosophy is centered on the concept that compensation programs must be designed to focus executives on delivering both short- and long-term value to our stockholders. The objectives against which executives’ performance is measured (and pay is subsequently delivered) require our NEOs not only to balance their focus between short- and long-term business strategies, but also to maintain a balanced and appropriate risk profile.

In order to provide a consistent framework within which the Compensation Committee sets objectives, measures performance and decides compensation actions for our NEOs, we design our plans and deliver compensation according to the following principles:

•
Value Creation:    In making compensation decisions and setting target pay, the Compensation Committee balances historical performance of each NEO with expected future contributions to his/her functional areas and to the broader management of the Company.

•
Pay for Performance:    Our compensation programs are designed to deliver compensation that is commensurate with the level of performance achieved and to align the interest of our executives with the interests of our stockholders. Further, weighting our NEOs’ pay mix more heavily on performance-based incentives ensures that payouts under our compensation plans appropriately reflect the achievement of financial and strategic goals.

•
Team-Based:    The Compensation Committee reviews and approves objectives and makes compensation decisions based on the NEOs’ performance not only against the specific strategy and objectives of the function(s) for which he/she is responsible, but also against each NEO’s engagement in our broader, longer-range management as a whole. Aligning each NEO’s variable pay to overall Company objectives reinforces our team-based management approach and encourages decision-making that is in the interest of the broader organization. As part of this team-based approach, we also strive to create and maintain internal equity in our compensation arrangements.

•
Competitive Positioning:    We actively monitor compensation in relation to our industry and peer group. The Compensation Committee does not target a specific percentile within our peer group; rather, benchmark data is used as a reference point when making compensation determinations. The Compensation Committee periodically reviews our peer group and with the input of Radford, makes changes based on factors such as market capitalization, complexity, global presence and those in our industry with whom we compete for talent. Throughout fiscal 2013, our peer group consisted of the following ten companies: AbbVie Inc., Allergan, Inc., Amgen Inc., Baxter International Inc., Biogen Idec Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Forest Laboratories, Inc., Gilead Sciences Inc., and Valeant Pharmaceuticals International, Inc. We also consider various surveys, including the Radford Global Life Sciences Survey, SIRS Executive Compensation Survey and Towers Watson U.S. CDB Pharmaceutical Executive Database.

Highlights of Best Practices of Our Compensation Programs
We believe that our compensation plans and programs not only reflect our philosophy with regard to compensation for our NEOs, but are also aligned with best practices with regard to corporate governance. Below is a list that highlights certain features and key decisions with respect to our compensation plans and programs.

•
Recoupment of incentive compensation:    In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, with respect to the year to which the restatement applies (excluding any year before January 1, 2013) and for any single year prior to the year in which the Company is required to prepare the restatement, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid to that executive based on the restated results. We may also cancel unvested incentive compensation or require the executive to repay any gains realized by the executive in excess of the amount that would have been paid to that executive based on the restated results. This provision applied to our CEO effective in fiscal 2013 and will apply to our other NEOs (and any other executive officer designated by the Compensation Committee) effective in fiscal 2014.

•
Risk mitigation:    We proactively review our compensation programs and policies to ensure they are reflective of our philosophy with regard to risk. The plan features below are designed to promote each NEO’s focus on making decisions that promote a responsible and balanced risk profile:

◦	diversification and balance of short- and long-term rewards;

◦	multiple metrics within each variable pay program that are balanced and weighted so as not to encourage focus on a single metric to the exclusion of others;

◦	maximum payout caps for all variable and performance-based plans;

◦	three year holding requirement on shares earned under our Long-Term Incentive Plan (LTIP)

◦	ownership guidelines for our NEOs (described below).

•
Ownership and holding requirements:    In order to ensure that NEOs continue to have a significant stake in our long-term performance and in order to align executives’ compensation to the interest of stockholders, our NEOs have share ownership and holding requirements. As CEO, Mr. Hugin’s ownership requirement is six times his annual base salary. The guidelines also provide for target stockholdings in an amount equal to three times annual base salary for Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen. Such guidelines will be deemed satisfied if the NEO holds, by the end of the applicable five-year period, at least that number of shares of our Common Stock equal to the value of the target amount divided by our stock price on the date the NEO becomes subject to the guidelines. Owned shares, vested restricted or deferred stock units, and vested shares held in the NEO’s 401(k) plan account are included in ownership calculations, but stock options are not. All of our NEOs met and exceeded their stock ownership guidelines ahead of the required time frame.

•
Increased weighting on equity compensation:    For each of our current LTIP performance cycles, the Compensation Committee has expressed its intention to settle each three-year plan in shares of Celgene Common Stock to be granted under the 2008 Stock Incentive Plan, rather than in cash payments for all NEOs. This, coupled with the three-year trading restriction on any shares granted under the LTIP, will further tie compensation and value delivered to such NEOs to stock performance and long-term value to our stockholders.

•
Vesting of equity upon change in control:    We amended the 2008 Stock Incentive Plan in fiscal 2011 to eliminate the “single-trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, equity awards granted on or after July 1, 2011 vest upon an involuntary termination without cause that occurs within two years following a change in control (i.e., a “double trigger”).

•
No repricing/exchanges without stockholder approval:    Our 2008 Stock Incentive Plan prohibits us from modifying stock options to reduce the exercise price, substituting a new stock option at a lower price for a surrendered stock option or repurchasing stock options if the per share exercise price is less than the fair market value of a share of Common Stock, unless such action is approved by our stockholders.

•
Securities trading policy:    We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information regarding us may not disclose or trade while in possession of such information or buy or sell our securities during any designated blackout period. Further, the policy prohibits all employees from short selling our securities, transacting in derivative securities relating to Celgene without prior written consent of our Chief Executive Officer or holding our stock in a margin account or pledging our stock as collateral for a loan without prior approval of an appropriate officer of the Company. Individuals classified as “insiders” (which includes our NEOs) and related persons (as defined in the policy) generally may not buy or sell our securities at any time without prior approval, except under approved Rule 10b5-1 trading plans.

•
Golden parachutes: In April 2014, at Mr. Hugin's suggestion, his employment agreement was amended to eliminate his golden parachute excise tax gross-up provision. Accordingly, none of our NEO's currently has an agreement with the Company whereby we would be obligated to pay a gross-up for excise taxes in excess of parachute payments as defined in IRC Section 280G.

•
Relative total stockholder return (R-TSR):   All of our current LTIP performance cycles include R-TSR as a key performance metric. R-TSR is calculated as the percent change in our stock price at the beginning and the end of a measurement period compared to companies in the biopharmaceutical industry, which is expressed as an industry percentile.

•
NEO compensation cost analysis:    To ensure that our compensation programs remain aligned with the interests of our stockholders and to further reinforce a team-based approach to management, we measure our NEOs’ variable compensation in relation to the variable compensation paid to named executive officers of companies within our peer group as an additional data point when making compensation decisions for our NEOs.

Roles & Responsibilities
Overview of the Compensation Committee
The Compensation Committee is responsible for, among other things, overseeing our executive compensation and benefit programs, establishing the base salary, incentive compensation, equity awards and any other compensation for NEOs, including reviewing and approving the CEO’s recommendations for the compensation of NEOs reporting to him. In addition, the Compensation Committee, in conjunction with the Board, reviews and approves the CEO’s performance and compensation levels. The Compensation Committee also ensures that the total compensation paid to our NEOs is reasonable, competitive and achieves the goal of delivering results to our stockholders.
Role of the CEO
The CEO provides his insights, judgment and recommendations to the Compensation Committee regarding the setting of performance objectives for the NEOs and other leadership positions reporting to him. At the beginning of each year, the

CEO establishes goals and objectives with each NEO that are designed to advance his/her functional areas, while promoting achievement of overall corporate performance goals. The Compensation Committee then reviews each NEO’s performance goals and objectives to further ensure they are aligned with corporate goals and the interests of our stockholders.
At the conclusion of each fiscal year, the CEO evaluates the actual performance of each NEO via our performance management process and recommends appropriate salary adjustments and incentive awards to the Compensation Committee via our compensation review process.
At the request of the Compensation Committee, the CEO participates in Compensation Committee meetings and provides relevant assessment and explanation supporting his recommendations. Other members of our management, as well as certain advisors, including our outside compensation consultant, may also attend Compensation Committee meetings at our request.
Role of the Compensation Consultant
The Compensation Committee has retained Radford as its independent compensation consultant to assist in the continual development and evaluation of compensation plans and programs and the Compensation Committee’s determinations of compensation awards. The Compensation Committee’s consultant attends Compensation Committee meetings and provides third-party data, independent analyses, advice and industry expertise on plan design as well as proposed executive compensation levels within our plans.
At the request of the Compensation Committee, Radford reviews briefing materials prepared by management and outside advisers to management and advises the Compensation Committee on matters covered in the materials, ensuring the consistency of proposals with the Compensation Committee’s compensation philosophy and comparisons to programs at other companies. Also at the request of the Compensation Committee, Radford prepares its own analyses and reports, including positioning of plans and programs within the context of competitive market analyses designed to ensure our plans and programs reinforce the principles within our compensation philosophy.
The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the compensation committee. For more information about the Compensation Committee’s engagement of Radford, please see “Board Meetings; Committees and Membership — Compensation Committee Consultant.”
Elements of Our Compensation Programs for NEOs
The goal of our compensation plans and programs is to deliver appropriate, fiscally responsible compensation to NEOs that focuses their efforts on delivering results against short- and long-term objectives, provides sustained value to stockholders and encourages taking responsible, appropriate and balanced risk. To achieve these goals, we have designed our compensation programs to include the components described below.
Pay Mix
The Compensation Committee believes that compensation for our NEOs must be a mix of variable compensation (both short- and long-term) and fixed compensation (base salary) in order to reinforce our executives’ responsibility to balance short- and long-term performance while maintaining focus on delivering value for our stockholders. As such, our programs offer opportunity for higher compensation for successful performance and lower compensation in the absence of success. The Compensation Committee also believes in minimal use of perquisites as they do not reinforce our pay-for-performance philosophy. For our NEOs, the mix of compensation is weighted toward long-term, performance-based pay that correlates awards earned to the overall delivery of corporate performance and stockholder value. These goals for fiscal 2013 are reflected in the charts below.

Fixed Compensation includes base salary; Performance-Based Compensation includes bonus, LTIP and equity awards.	Short-Term Compensation includes annual bonus; Long-Term Compensation includes the value of LTIP and equity awards.

Cash Compensation includes base salary and bonus for fiscal 2013; Equity Compensation includes all equity grants awarded in fiscal 2013 and LTIP awards payable in shares for fiscal 2013.

Base Salary
Base salaries for our NEOs provide a fixed rate of pay and serve as the basis for calculating targets in certain variable pay programs (as discussed below). Starting salaries and subsequent increases are determined based on the following factors:

•	performance, experience, expected future contribution and ability to deliver value to stockholders;

•	analysis of internal pay relationships;

•	market conditions and competitive positioning.
Annual Bonus
Our Management Incentive Plan (MIP) is a variable pay plan designed to focus NEOs on annual goals and objectives that are established in order to contribute to the overall long-term health of our business. The Compensation Committee reviews and approves each plan year’s targets and metrics under the MIP to ensure that they are challenging and commensurate with our short- and long-term business plan.
The performance goals for each NEO other than the CEO are set annually by the executive in collaboration with the CEO and are reviewed and approved by the Compensation Committee. The goals for the CEO are set annually and are reviewed and approved by the Compensation Committee. Bonus targets for our NEOs are expressed as a percentage of eligible base salary earnings. Actual payments made under the MIP are calculated based on performance in relation to the Compensation Committee-approved goals. For all of our NEOs, the maximum potential bonus payout under the MIP for fiscal 2013 was 200% of their annual bonus targets and the minimum potential bonus payout was zero. Awards generally are payable at the end of February following the year to which the performance goals relate. Payments under our MIP are made in cash and are deferrable under our Nonqualified Plan.

Long-Term Incentives
Equity Grants
The Compensation Committee’s policy on equity awards for NEOs is that they should be awarded to align the interests of our NEOs with those of our stockholders and should reward achievement of exceptional corporate performance over time. As such, the 2008 Stock Incentive Plan is an important component of our total compensation strategy. The equity pool is approved each year by the Compensation Committee, subject to the overall maximum amount of shares of our stock available under the 2008 Stock Incentive Plan.
Long-term, equity-based compensation may be awarded to our NEOs in the form of stock options, RSUs or performance-based equity (through our Long-Term Incentive Plan, as described below). This deliberate mix of equity ensures that wealth creation is tied to stock performance (via stock options) and our financial performance (via performance-based equity that may be issued under the Long-Term Incentive Plan as described below). The Compensation Committee decides on targets and actual award amounts based upon relative contribution to our performance, individual performance and demonstrated leadership, and expected future contribution.
Each year, the Compensation Committee establishes equity awards and also determines, based in part on recommendations from Radford, the appropriate mix of stock options and RSUs for our NEOs. In fiscal 2013, annual awards granted (based on the value of such awards) were a mix of 2/3 stock options that are subject to service-based vesting over four years, (i.e., 25% on each of the first four anniversaries of the grant date) and generally remain exercisable for ten years after the grant date, and 1/3 RSUs that are subject to a three-year, service-based cliff vesting schedule. Time-based RSUs vest 100% on the third anniversary of the award date provided that the NEO is employed by the Company as of the vesting date, except in the event of death, permanent disability or termination as a result of a change in control (as defined in the 2008 Stock Incentive Plan), upon which vesting of RSUs will accelerate. If the NEO participant attains retirement as defined in the Celgene 2008 Stock Incentive Plan and has given at least six months’ notice of the intent to retire, as of the date of retirement, options will continue to vest and will remain exercisable until the earlier of three years after retirement or the original expiration date (except with respect to our CEO, whose equity awards will immediately vest in accordance with his employment agreement). RSUs granted on or after April 29, 2013 will vest on retirement, but will be payable on the earlier of death or the originally scheduled vesting date following retirement (except with respect to our CEO, whose equity awards will immediately vest in accordance with his employment agreement); unvested RSUs granted prior to April 29, 2013 cancel upon retirement unless a prior alternative arrangement has been approved by the Compensation Committee.
The Compensation Committee has weighted the awards more toward stock options as these awards accrue value only when the market price of our Common Stock is above the exercise price, placing an emphasis on stock performance which aligns our executives’ interests to those of our stockholders. Additionally, the smaller weighting of RSUs allows the Compensation Committee to deliver equivalent value while using fewer authorized shares for awards under our 2008 Stock Incentive Plan. The Compensation Committee may adjust the mix of award types or approve different award types, as part of the overall long-term incentive award strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity vehicles depending on the Compensation Committee’s assessment of the total compensation package being offered.
Long-Term Incentive Plan (LTIP)
The LTIP is a three-year plan designed to focus executives on achievement of longer-term objectives that are intended to ensure strength in our long-term financial, commercial and research and development positions. An additional objective of the LTIP is to promote management continuity in key functional areas. Prior to the commencement of each three-year plan (each called a “performance cycle”), the Compensation Committee establishes three key corporate-wide metrics against which performance will be measured. These objectives are weighted and awards earned under the LTIP are calculated based on actual performance of the objectives in relation to these weighted objectives.
The threshold, target and maximum cash payout levels under the three current LTIP performance cycles are calculated as a percentage of each NEO’s base salary at the time the LTIP was approved by the Compensation Committee. Share-based payout levels are calculated using the cash-based threshold, target and maximum levels, divided by the average closing price of Celgene stock for the 30 trading days prior to the commencement of each performance cycle. Share-based payout levels remain constant throughout the performance cycle. Therefore, final award values are reflective of the stock price at the end of the measurement period. More information is provided below under “Key 2013 Compensation Actions and Program Highlights.”
We have three separate performance cycles running concurrently for 2012–2014, 2013–2015, and 2014–2016 that will end December 31, 2014, 2015 and 2016, respectively. For each performance cycle, there are three performance measures: non-GAAP EPS (37.5% weighting), non-GAAP total revenue (37.5% weighting) and R-TSR (25% weighting). For purposes of the LTIP, R-TSR is calculated as the percent change in our stock price at the beginning and the end of the measurement period compared to the total stockholder return of the top 35 companies in the biopharmaceutical industry (defined by market capitalization prior to the commencement of the applicable performance cycle, as suggested by Radford and approved by the Compensation Committee) and expressed as a percentile. For the 2012–2014 and 2013–2015 performance cycles, the threshold, target and maximum levels for R-TSR are at the 50th, 70th and 90th percentiles, respectively. If our R-TSR is below the 50th percentile, there will be no payout associated with this measure. For the 2014–2016 performance cycle, the threshold, target and maximum levels for R-TSR have been adjusted to reflect prevailing industry measures and are at the 35th, 50th and 80th percentiles, respectively. If our R-TSR is below the 35th percentile, there will be no payout associated with this measure.The Compensation Committee believes that these three performance measures properly align executive pay with the interests of our stockholders while achieving a balanced approach to performance-based long-term incentives by focusing executive pay on internal financial measures, as well as on the external measurement of stock performance in relation to industry peers.
Payments under the LTIP may be made in cash or stock, or a combination thereof, as determined by the Compensation Committee in its sole discretion at the end of the relevant performance cycle. Payments, if made, are deferrable for our U.S.-based plan participants. For our NEOs participating in the three current LTIP performance cycles, it is the intention of the Compensation Committee to settle in shares. If the LTIP settles in shares, such shares will be subject to a three-year trading restriction. Specific data pertaining to performance targets, individual targets and resulting payments under the LTIP can be found elsewhere in this proxy statement under the “Key 2013 Compensation Actions and Program Highlights” section.
Other Elements of Compensation
Retirement Benefits
We do not offer pension benefits to our NEOs. Instead, we provide the opportunity to accumulate retirement income through:

•	Equity Awards (described elsewhere in this proxy statement).

•
Nonqualified Plan: The Nonqualified Plan is an unfunded plan to which certain U.S.-based management-level employees and each of our NEOs may elect to defer up to 90% of their base salary and up to 100% of their MIP and LTIP payments. For fiscal 2013, we made semi-monthly cash matching contributions to the Nonqualified Plan on behalf of Mr. Hugin at a rate of up to 15% of his gross base salary earnings. Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen are not eligible to receive matching contributions under the Nonqualified Plan. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.

•
401(k) Plan: We make matching contributions under our 401(k) Plan in the form of shares of our Common Stock to the Plan accounts of all eligible employees who participate in the 401(k) Plan, including our NEOs.

Other Benefits
We provide our NEOs health and welfare benefits that are consistent with the plans, programs and eligibility provided to other employees. Additionally, we offer the NEOs reimbursement for professional tax and financial counseling of up to $15,000 per calendar year, which alleviates concerns with respect to tax preparation and financial planning, with the goal of minimizing distractions to the effective management of our business. We also offer excess liability insurance premiums to our NEOs consistent with those offered to other senior-level employees.
Employment Agreements
We entered into an employment agreement with Mr. Hugin effective May 1, 2006, which was amended to comply with the deferred compensation rules under Section 409A of the Internal Revenue Code of 1986, as amended (the Code), effective on December 31, 2008. Effective on June 16, 2010, Mr. Hugin’s employment agreement was further amended to reflect his appointment as Chief Executive Officer. We also entered into letter agreements with each of Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen. In April 2014, at Mr. Hugin's suggestion, his employment agreement was amended to eliminate his golden parachute (Code Section 280G) excise tax gross-up provision and to provide that if Mr. Hugin becomes entitled to any amounts subject to the excise tax under Section 4999 of the Code relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after tax payment (commonly referred to as a "contingent cutback"). Our other NEOs are not entitled to golden parachute (Code Section 280G) excise tax gross-ups. If Ms. Fouse or Mr. Karsen becomes entitled to any amounts subject to the excise tax under Code Section 4999 relating to golden parachute payments, such amounts will be subject to a contingent cutback. We discuss the terms and conditions of these agreements elsewhere in this proxy statement under the heading “Additional Information Regarding Executive Officers — Agreements with our Named Executive Officers.”

Key 2013 Compensation Actions and Program Highlights
In fiscal 2013, the Compensation Committee approved certain adjustments to compensation and awards and payouts for each NEO based on performance in relation to pre-approved objectives established under each compensation program as described elsewhere in this proxy statement.
Base Salary
In its capacity as consultant, each year, Radford provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee approves salaries for our NEOs. The table below outlines the salary adjustments determined for our NEOs in fiscal 2013 (for fiscal 2012 performance) and fiscal 2014 (for fiscal 2013 performance).

NEO	2012 Salary	2013 Salary	Effective Date of Salary Adjustment	2014 Salary	Effective Date of Salary Adjustment
Robert J. Hugin	$1,175,000	$1,280,000	3/1/2013	$1,400,000	3/1/2014
Jacqualyn A. Fouse, Ph.D.	$735,000	$757,000	3/1/2013	$800,000	3/1/2014
Mark J. Alles	$650,000	$670,000	3/1/2013	$725,000	3/1/2014
Thomas O. Daniel, M.D.	$630,000	$649,000	3/1/2013	$700,000	3/1/2014
Perry A. Karsen	$630,000	$649,000	3/1/2013	$670,000	3/1/2014
Annual Bonus (MIP) Payout for Fiscal 2013
At its December 2012 meeting, the Compensation Committee determined that non-GAAP diluted EPS, non-GAAP total revenue and certain non-financial measures were appropriate measures for use in connection with the fiscal 2013 MIP and approved these targets for the fiscal 2013 MIP. The Compensation Committee believes that these measurements reflect management’s focus and true operating performance. We believe these measures, balanced with our long-term objective of maintaining a significant research and development reinvestment rate, fuel our long-term growth.
In setting these objectives, we considered our fiscal 2012 performance and established the fiscal 2013 targets considering our long-term strategic plan and our commitment to deliver strong financial results to our stockholders.
The corporate performance measures for fiscal 2013 were based on the following components, which were weighted as follows:
56% Financial Objectives

•	28% on non-GAAP total revenue —Target of $6.0 billion; and

•	28% on non-GAAP diluted EPS — Range of $5.40 to $5.60 per share.
44% Non-Financial Objectives (Selected Strategic Corporate Objectives)

•	advancement of our hematology clinical & regulatory pipeline: REVLIMID® in multiple myeloma and lymphoma; POMALYST® in multiple myeloma;

•	advancement of our oncology clinical & regulatory pipeline: ABRAXANE® in pancreatic cancer and melanoma;

•	advancement of our immune & inflammation clinical & regulatory pipeline: apremilast in psoriatic arthritis, psoriasis and ankylosing spondylitis; and

•	clinical advancement of early stage product candidates.
For fiscal 2013, all of our NEOs received cash bonus payments entirely determined by the achievement of corporate goals, as evaluated by the Compensation Committee in its sole discretion.
We have not disclosed all of the non-financial targets or performance in relation to those targets for the fiscal 2013 MIP performance period because we believe that disclosing certain non-financial performance targets for the plan would result in competitive harm to us. Such information represents confidential business information that could place us at a competitive disadvantage by providing detailed insight into our strategic and financial goals.
Based on our full year financial results, the Compensation Committee determined that the MIP for fiscal 2013 was 160.75%, which includes both financial and non-financial performance, with weighted scores of 108% and 52.75%, respectively. These fiscal 2013 financial achievements include non-GAAP diluted EPS of $5.96 and non-GAAP total revenue (which was the same as GAAP total revenue) of $6.494 billion. Among the achievements in the clinical area were the progression of multiple key strategic studies both domestically and internationally, and the deepening of our pipeline through strategic external collaborations.

Financial measures that are not defined by GAAP provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. For purposes of calculating our non-GAAP financial measures, we exclude certain items that management and the Compensation Committee do not believe affect our basic operations and do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP total revenue, non-GAAP net income and non-GAAP diluted earnings per share are not, and should not be viewed as, a substitute for similar GAAP items. The following is a discussion of the differences between each non-GAAP financial measure included in this proxy statement with the most comparable financial measure calculated and presented in accordance with GAAP:

•	Non-GAAP total revenue of $6.494 billion was the same as GAAP total revenue in fiscal 2013.

•
Non-GAAP net income of $2.563 billion vs. GAAP net income of $1.450 billion in fiscal 2013. The difference between the two figures is primarily attributable to (i) the effects of charges for share-based employee compensation expense, (ii) amortization of intangible assets and other charges resulting from the acquisitions of Abraxis BioScience Inc. (Abraxis), Pharmion, Gloucester Pharmaceuticals, Inc. (Gloucester) and Celgene Avilomics Research, Inc. (formerly known as Avila Therapeutics) (Avila), (iii) research charges related to certain collaborative arrangements, (iv) expense recorded for the net increase in the fair value of contingent consideration issued as part of the Abraxis, Gloucester and Avila acquisitions, (v) impairment expense related to a royalty receivable asset that was received in 2011 as partial consideration in the sale of non-core assets obtained by Celgene in the acquisition of Abraxis, and (vi) the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one-time effects of acquisition related matters, adjustments to the amount of unrecognized tax benefits and deferred taxes on unremitted foreign earnings. Each of items (i) through (vi) are excluded from the non-GAAP figure, but included in the GAAP figure.

•
Non-GAAP diluted earnings per share of $5.96 vs. GAAP diluted earnings per share of $3.37 in fiscal 2013. The difference between the two figures is primarily attributable to the effect of net income items (i) through (vi) listed above. Each of such items (i) through (vi) are excluded from the non-GAAP figure but included in the GAAP figure.

For a reconciliation of the non-GAAP financial measures to the most comparable financial measure calculated and presented in accordance with GAAP for fiscal 2013, see Appendix A to this proxy statement.
Under the MIP, the Compensation Committee may adjust, modify or amend the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including (i) restructurings, discontinued operations, extraordinary items or events, corporate transactions (including dispositions or acquisitions) and other unusual or non-recurring items, and (ii) changes in tax law or accounting standards required by GAAP.
Fiscal 2013 MIP

MIP Payouts for NEOs for Fiscal 2013 Performance
NEO	Bonus Target for Fiscal 2013	Corporate Weighting X Corporate Score	Bonus Paid 2/28/2014	2014 Target
Robert J. Hugin	145%	100% x 160.75%	$2,942,730	150%
Jacqualyn A. Fouse, Ph.D.	70%	100% x 160.75%	$847,688	70%
Mark J. Alles	70%	100% x 160.75%	$750,167	70%
Thomas O. Daniel, M.D.	70%	100% x 160.75%	$726,724	70%
Perry A. Karsen	70%	100% x 160.75%	$726,724	70%

Fiscal 2014 MIP
The annual short-term incentive bonus for the fiscal 2014 MIP is based on a percentage of annual base salary earnings for each NEO. Upon reviewing competitive positioning of total direct compensation as provided and recommended by Radford, the Compensation Committee approved an increase to the MIP target for Mr. Hugin from 145% to 150% of eligible base salary earnings. Below are the financial and several selected nonfinancial targets for the fiscal 2014 MIP:
56% Financial Objectives(1)

•	28% on non-GAAP total revenue — $7.5 billion to (+/-2%); and

•	28% on non-GAAP diluted EPS — Range of $7.00 to $7.20 per share.

44% Non-Financial Objectives (Selected Strategic Corporate Objectives)(1)

•	advancement of our hematology clinical & regulatory pipeline: REVLIMID® in newly diagnosed multiple myeloma; POMALYST®/IMNOVID® in relapsed refractory multiple myeloma;

•	advancement of our oncology clinical & regulatory pipeline: ABRAXANE® in pancreatic cancer and lung cancer;

•	advancement of our immune & inflammation clinical & regulatory pipeline: apremilast in psoriasis, ankylosing spondylitis, and Behçet's disease; and

•	clinical advancement of early stage product candidates, both internally and through external collaborations.
__________

(1)
Matters discussed in this proxy statement, including financial targets, may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. No forward-looking statement can be guaranteed. Risks and uncertainties include risks associated with current or pending research and development activities, actions by the U.S. Food and Drug Administration and other regulatory authorities, and those other factors detailed in our filings with the SEC.

Equity Compensation
Pursuant to the philosophy and approach described elsewhere in this proxy statement, for fiscal 2013, Radford recommended, and the Compensation Committee approved, the following equity awards for our NEOs:

Name	Stock Options(1)		RSUs(2)
Robert J. Hugin	224,750	(3)	30,000	(4)
Jacqualyn A. Fouse, Ph.D.	53,800	(5)(8)	8,000	(7)(8)
Mark J. Alles	56,925	(6)(8)	8,780	(7)(8)
Thomas O. Daniel, M.D.	53,800	(6)(8)	8,000	(7)(8)
Perry A. Karsen	52,550	(6)(8)	7,690	(7)(8)
__________

(1)
Stock option awards are awarded in equal amounts on a quarterly basis and vest 25% per year over four years from the date of grant and have an exercise price equal to the fair market value of our Common Stock on the date of grant. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, vesting of stock options will accelerate. In the event of retirement as defined under the 2008 Stock Incentive Plan, stock options will continue to vest for three years from the NEO's retirement date (except for Mr. Hugin, the details of which are described under "Agreements with our Named Executive Officers - Employment Agreement with Mr. Hugin").

(2)
RSUs are subject to three-year, service-based cliff vesting. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, RSUs will accelerate. In the event of retirement as defined under the 2008 Stock Incentive Plan, RSUs granted on or after April 29, 2013 will vest on retirement, but will be payable on the earlier of death and the originally scheduled vesting dates following the NEO's retirement date (except for Mr. Hugin, the details of which are described under "Agreements with our Named Executive Officers - Employment Agreement with Mr. Hugin").

(3)	Mr. Hugin was granted 48,500 stock options for the first quarter of fiscal 2013 and 58,750 stock options each quarter thereafter.

(4)	Mr. Hugin was granted 30,000 RSUs on April 29, 2013.

(5)	Ms. Fouse was granted 8,325 stock options for the first quarter of fiscal 2013 and 11,825 stock options each quarter thereafter.

(6)	Dr. Daniel and Messrs. Alles and Karsen were each granted 8,325 stock options for the first quarter of fiscal 2013 and and 11,825 stock options each quarter thereafter.

(7)	Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen were granted 5,500 RSUs on April 29, 2013.

(8)
In November 2013, the Compensation Committee approved a one-time grant to Mr. Alles of 13,125 stock options and 3,280 RSUs, 10,000 stock options and 2,500 RSUs to Ms. Fouse and Dr. Daniel, and 8,750 stock options and 2,190 RSUs to Mr. Karsen, to recognize their strong contributions in fiscal 2013 and their expected future value creation to Celgene. These grants were awarded on December 2, 2013.

LTIP Plan
During fiscal 2013, our eligible NEOs received an award for the 2010–2012 performance cycle, based on overall achievement under the plan of 200% of target, the details of which have been disclosed in other public filings. Due to her September 27, 2010 date of hire, Ms. Fouse was not eligible to participate in the 2010–2012 LTIP and consequently did not receive a payout for that performance cycle.We have not disclosed the specific performance targets under the LTIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals. Additionally, the LTIP is unique among our peers and as a result, we believe that disclosing the targets will give our competitors insight into the plan and thus an unfair advantage in potentially recruiting our leadership talent.
The threshold, target and maximum payout levels for the 2011–2013 LTIP plan, as well as performance and resultant payouts are discussed elsewhere in this proxy statement.
Our NEOs are also eligible to receive an award for each of the three separate three-year performance cycles that have not been completed (i.e., 2012–2014, 2013–2015, and 2014–2016). For our NEOs participating in the three current LTIP performance cycles, it is the intention of the Compensation Committee to settle in shares. If the LTIP settles in shares, such shares will be subject to a three-year trading restriction. The targets under the LTIPs are expressed as a percentage of the NEO’s annual base salary at the time the LTIP was approved by the Compensation Committee, as follows:

2012–2014 Performance Period
The potential payouts (in either cash or shares, as determined by the Compensation Committee), expressed as the NEO’s base salary multiplied by the applicable percentage (threshold, target or maximum), under the LTIP for the 2012–2014 performance period are as follows:

Name	Threshold(1)(4)	Target(2)(4)	Maximum(3)(4)
Robert J. Hugin	$537,500	$1,343,750	$2,150,000
	8,433 shares	21,082 shares	33,731 shares
Jacqualyn A. Fouse, Ph.D.	$350,000	$700,000	$1,400,000
	5,491 shares	10,982 shares	21,964 shares
Mark J. Alles	$300,000	$600,000	$1,200,000
	4,707 shares	9,413 shares	18,826 shares
Thomas O. Daniel, M.D.	$300,000	$600,000	$1,200,000
	4,707 shares	9,413 shares	18,826 shares
Perry A. Karsen	$300,000	$600,000	$1,200,000
	4,707 shares	9,413 shares	18,826 shares
__________

(1)	The threshold cash payout is 50% of 2011 base salary for all of our NEOs.

(2)	The target cash payout is 125% of 2011 base salary for Mr. Hugin and 100% for Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen.

(3)	The maximum cash payout is 200% of 2011 base salary for all of our NEOs.

(4)
Share-based threshold, target and maximum payout levels for all of our NEOs are determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the measurement period which began on January 1, 2012.

2013–2015 Performance Period
The potential payouts (in either cash or shares, as determined by the Compensation Committee), expressed as the NEO’s base salary multiplied by the applicable percentage (threshold, target or maximum), under the LTIP for the 2013–2015 performance period are as follows:

Name	Threshold(1)(4)	Target(2)(4)	Maximum(3)(4)
Robert J. Hugin	$587,500	$1,468,750	$2,350,000
	7,444 shares	18,611 shares	29,777 shares
Jacqualyn A. Fouse, Ph.D.	$367,500	$735,000	$1,470,000
	4,657 shares	9,313 shares	18,626 shares
Mark J. Alles	$325,000	$650,000	$1,300,000
	4,118 shares	8,236 shares	16,472 shares
Thomas O. Daniel, M.D.	$315,000	$630,000	$1,260,000
	3,991 shares	7,983 shares	15,966 shares
Perry A. Karsen	$315,000	$630,000	$1,260,000
	3,991 shares	7,983 shares	15,966 shares
__________

(1)	The threshold cash payout is 50% of 2012 base salary for all of our NEOs.

(2)	The target cash payout is 125% of 2012 base salary for Mr. Hugin and 100% for Dr. Daniel, Ms. Fouse and Messrs. Alles and Karsen.

(3)	The maximum cash payout is 200% of 2012 base salary for all of our NEOs.

(4)
Share-based threshold, target and maximum payout levels for all of our NEOs are determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the measurement period which began on January 1, 2013.

2014–2016 Performance Period
The potential payouts (in either cash or shares, as determined by the Compensation Committee), expressed as the NEO’s base salary multiplied by the applicable percentage (threshold, target or maximum), under the LTIP for the 2014–2016 performance period are as follows:

Name	Threshold(1)(4)	Target(2)(4)	Maximum(3)(4)
Robert J. Hugin	$640,000	$1,600,000	$2,560,000
	3,905 shares	9,763 shares	15,620 shares
Jacqualyn A. Fouse, Ph.D.	$378,500	$757,000	$1,514,000
	2,309 shares	4,619 shares	9,238 shares
Mark J. Alles	$335,000	$670,000	$1,340,000
	2,044 shares	4,088 shares	8,176 shares
Thomas O. Daniel, M.D.	$324,500	$649,000	$1,298,000
	1,980 shares	3,960 shares	7,920 shares
Perry A. Karsen	$324,500	$649,000	$1,298,000
	1,980 shares	3,960 shares	7,920 shares
__________

(1)	The threshold cash payout is 50% of 2013 base salary for all of our NEOs.

(2)	The target cash payout is 125% of 2013 base salary for Mr. Hugin and 100% for Dr. Daniel, Ms. Fouse and Messrs. Alles and Karsen.

(3)	The maximum cash payout is 200% of 2013 base salary for all of our NEOs.

(4)
Share-based threshold, target and maximum payout levels for all of our NEOs are determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the measurement period which began on January 1, 2014.

At the conclusion of the 2011–2013 performance cycle, the Compensation Committee approved the performance in relation to the pre-established measures, consisting of three financial performance objectives: (1) non-GAAP diluted EPS target (weighting of 25%), (2) non-GAAP net income target (weighting of 25%), and (3) non-GAAP total revenue target (weighting of 50%). The 2011–2013 LTIP payouts were made in restricted shares of common stock based on achievement of 149.8% of performance objectives as determined by the Compensation Committee.

Matching Contributions
Our 401(k) Plan is a tax-qualified retirement savings plan available to all of our eligible employees, including our NEOs. Under the 401(k) Plan, we make discretionary matching contributions to participants (including our NEOs) in the form of shares of our Common Stock to such participant’s plan account of up to 6% of their eligible earnings or the maximum permitted by law. For fiscal 2013, we made matching contributions to our NEOs under the 401(k) Plan as follows:

Name	Matching Contributions under the 401(k) Plan(1)
Robert J. Hugin	115.9765 shares of Common Stock (fair value of $19,597)
Jacqualyn A. Fouse, Ph.D.	115.9765 shares of Common Stock (fair value of $19,597)
Mark J. Alles	115.9765 shares of Common Stock (fair value of $19,597)
Thomas O. Daniel, M.D	115.9765 shares of Common Stock (fair value of $19,597)
Perry A. Karsen	115.9765 shares of Common Stock (fair value of $19,597)
__________

(1)
The matching 401(k) Plan amounts reflect the fair value of the shares as of December 31, 2013 and are included in the Summary Compensation Table, column (i), which is included elsewhere in this proxy statement.

Employer Contributions to the Nonqualified Deferred Compensation Plan
For fiscal 2013, we made semi-monthly cash matching contributions to the Nonqualified Plan on behalf of Mr. Hugin in the amount of 15% of gross base salary earnings for an aggregate annual contribution of $189,375. Ms. Fouse, Messrs. Alles and Karsen and Dr. Daniel were not eligible to receive matching contributions under the Nonqualified Plan. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.
Other Benefits
Each of the NEOs is eligible for medical, dental, vision, disability and life insurance coverage on the same terms as other employees. Our executive compensation program also includes limited perquisites and other benefits. Each of our NEOs is eligible for reimbursement of reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually.
In addition, we provide an excess liability insurance policy to certain senior-level eligible employees. The premiums for such policies are taxable income for Mr. Hugin, Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen. For fiscal 2013, we made premium payments of $2,232 on behalf of Messrs. Hugin and Karsen, Ms. Fouse and Dr. Daniel and $914 on behalf of Mr. Alles.
Mr. Hugin also received Company contributions to a health savings account in fiscal 2013 equal to $1,650 at the same rate as other employees who enroll in this plan. Attributed costs of the perquisites and other personal benefits described above for our NEOs for fiscal 2011, fiscal 2012 and fiscal 2013 are included in column (i) of the Summary Compensation Table.
Policy with respect to Compensation Deductibility
Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Rodman L. Drake, Chairman
Michael D. Casey
James J. Loughlin

ADDITIONAL INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are set forth in the table below along with their ages and positions. Each executive officer holds the offices set forth opposite his or her name until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held on the date of the Annual Meeting.

Name	Age(1)	Position
Robert J. Hugin	59	Chief Executive Officer, President and Chairman of the Board
Jacqualyn A. Fouse, Ph.D.	53	Executive Vice President and Chief Financial Officer
Mark J. Alles	55	Executive Vice President and Global Head, Hematology and Oncology
Thomas O. Daniel, M.D.	60	Executive Vice President and President, Research and Early Development
Perry A. Karsen	59	Executive Vice President and Chief Operations Officer and Chief Executive Officer of Celgene Cellular Therapeutics
Lawrence V. Stein	64	Executive Vice President, General Counsel and Corporate Secretary
__________

(1)	As of June 18, 2014
Robert J. Hugin is our Chief Executive Officer, President and Chairman of the Board of Directors. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Hugin’s business experience.
Jacqualyn A. Fouse, Ph.D. is our Executive Vice President and Chief Financial Officer, who joined the Company in September 2010 as Senior Vice President and Chief Financial Officer. Ms. Fouse assumed the role of Chief Accounting Officer on November 15, 2011 and became Executive Vice President and Chief Financial Officer on February 15, 2012. Prior to joining our Company, Ms. Fouse had served as Chief Financial Officer of Bunge Limited, a leading global agribusiness and food company (Bunge), since July 2007. Prior to joining Bunge, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Ms. Fouse served as Chief Financial Officer from 2001 to 2002 at Swissair Group. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé S.A. Ms. Fouse worked at Nestlé from 1993 to 2001, including serving as Group Treasurer of Nestlé from 1999 to 2001. Ms. Fouse worked at Alcon from 1986 to 1993 and held several positions, including Manager Corporate Investments and Domestic Finance. Earlier in her career, she worked at Celanese Chemical and LTV Aerospace and Defense. Ms. Fouse earned a B.A. and an M.A. in Economics and a Ph.D. in Finance from the University of Texas at Arlington. Ms. Fouse also serves as a member of the Board of Directors of Dick’s Sporting Goods and Perrigo Company, both NYSE-listed companies.
Mark J. Alles became Executive Vice President and Global Head of Hematology and Oncology in December 2012 following his promotion to Executive Vice President and Chief Commercial Officer on February 15, 2012. Mr. Alles joined us in April 2004 and served as Vice President, Global Marketing until March 2009 when he became President of the Americas Region. Responsibility for commercial operations in Japan and the Asia Pacific Region was added in July 2011. Mr. Alles previously served as Vice President for the U.S. Oncology Business Unit of Aventis Pharmaceuticals and in other commercial sales and marketing management roles over an 11-year period with Aventis. After earning his B.S. degree from Lock Haven University of Pennsylvania and serving as a Captain in the United States Marine Corps, Mr. Alles started his 27-year career in the pharmaceutical industry at Bayer and worked at Centocor before its acquisition by Johnson & Johnson. Mr. Alles currently serves as a Director for Gilda’s Club NYC, a not-for-profit organization helping people with cancer, and as a trustee of The Healthcare Institute of New Jersey.
Thomas O. Daniel, M.D. has been President, Research and Early Development since December 2006 and was appointed Executive Vice President and President, Research and Early Development, effective February 15, 2012. He served as the Chief Scientific Officer and Director at Ambrx Inc., a biotechnology company focused on discovering and developing protein-based therapeutics since September 2003. Dr. Daniel served as Vice President, Research at Amgen Inc., where he was Research Site Head of Amgen Washington and Therapeutic Area Head of Inflammation. Prior to Amgen’s acquisition of Immunex, Dr. Daniel served as Senior Vice President of Discovery Research at Immunex. Dr. Daniel has been a member of the Therapeutic Advisory Board of aTyr Pharma, Inc. since March 1, 2011, is a director of Ferrumax, a privately-held biotechnology company, and Epizyme, Inc., a publicly traded biotechnology company. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center and the Biomedical Advisory Council of PhRMA. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. He formerly conducted research in the Howard Hughes Medical Institute at UC San Francisco, earned an M.D. from the University of Texas, Southwestern, and completed medical residency at Massachusetts General Hospital.

Perry A. Karsen serves as Chief Operations Officer and has served in this capacity since July 2010. Mr. Karsen became Executive Vice President and Chief Operations Officer on February 15, 2012. He was appointed Chief Executive Officer of Celgene Cellular Therapeutics (CCT), the placental stem cell research and development division of the Company in May 2013. Mr. Karsen is accountable for several operations functions, including corporate and business development, technical operations, quality operations and our CCT division. Mr. Karsen served as President and Chief Executive Officer at Pearl Therapeutics, a privately-held biotechnology company, from February 2009 until July 2010. From 2004 to 2009, Mr. Karsen was Senior Vice President and Head of Worldwide Business Development for us and was also responsible for emerging businesses as President, Asia/Pacific Region. Prior to his tenure with us, Mr. Karsen held executive positions at Human Genome Sciences, Bristol-Myers-Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen served as a General Partner at Pequot Ventures. Mr. Karsen serves as a member of the Board of Directors of the Biotechnology Industry Organization (BIO); a member of the Board of Directors of BayBio; and a member of the Board of Directors for the Life Sciences Foundation. In addition, Mr. Karsen is a member of the Board of Directors of Agios Pharmaceuticals, a publicly-held biotechnology company, Alliqua Biomedical, a publicly-held advanced wound management company, and Navidea Biopharmaceuticals, a publicly-held precision diagnostics company. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana-Champaign.
Lawrence V. Stein joined us as Executive Vice President, General Counsel and Corporate Secretary on November 26, 2012. Mr. Stein serves on our Management Committee. From March 2010 through March 2011, Mr. Stein served as Counsel to Reed Smith LLP. He joined Wyeth’s legal team in 1997 and served as Senior Vice President and General Counsel from 2003 until its merger with Pfizer, Inc. in 2009. While at Wyeth, he served on the Board of Directors of Immunex Corporation and until December 2012 served on the Board of Trustees of the Wistar Institute. Prior to joining Wyeth, he was Senior Vice President, General Counsel and Secretary of Genetics Institute, Inc. Mr. Stein started his legal career with the law firm of Arnold & Porter where he specialized in the representation of pharmaceutical and medical device companies with respect to regulatory matters and product liability litigation. He received his J.D. from the University of Pennsylvania Law School, an A.B. from Columbia College and an M.A. from Cornell University.

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our NEOs for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin	2013	$1,262,500	—	$3,554,100	$8,729,638	$7,236,693	—	$212,854	$20,995,785
Chief Executive Officer,	2012	$1,158,333	—	$2,333,760	$3,658,941	$3,229,303	—	$193,685	$10,574,022
President and Chairman of the Board(6)	2011	$1,041,667	—	$1,793,400	$2,935,608	$2,968,698	—	$178,626	$8,917,999
Jacqualyn A. Fouse, Ph.D.	2013	$753,333	—	$1,059,360	$2,269,123	$3,692,296	—	$21,829	$7,795,941
Executive Vice President	2012	$729,167	—	$1,018,083	$1,178,617	$505,951	—	$18,285	$3,450,103
and Chief Financial Officer	2011	$700,000	—	$466,284	$760,973	$589,225	—	$18,551	$2,535,033
Mark J. Alles	2013	$666,667	—	$1,186,586	$2,440,484	$3,188,449	—	$20,511	$7,502,697
Executive Vice President and Global Head, Hematology and Oncology	2012	$641,667	—	$1,185,800	$1,088,350	$770,988	—	$18,285	$3,705,090
Thomas O. Daniel, M.D	2013	$645,833	—	$1,059,360	$2,269,123	$3,165,006	—	$100,434	$7,239,756
Executive Vice President and President, Research and Early Development	2012	$625,000	—	$1,018,083	$957,823	$859,993	—	$97,685	$3,558,584
Perry A. Karsen	2013	$645,833	—	$1,008,796	$2,200,579	$3,165,006	—	$31,129	$7,051,343
Executive Vice President and Chief Operations Officer	2012	$625,000	—	$1,018,083	$957,823	$1,224,969	—	$18,285	$3,844,160
__________

(1)	No bonuses are reportable under column (d) but rather are included as non-equity incentive plan compensation under column (g).

(2)
The value of RSU awards in column (e) and stock options in column (f) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value is calculated in accordance with FASB ASC 718. Amounts reflected in columns (e) and (f) of the Summary Compensation Table include awards with time-based vesting. The assumption used in determining the grant date fair values of these RSU and option awards for their respective years are set forth in note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC.

(3)
The amounts in column (g) reflect the aggregate cash awards to the NEOs under the fiscal 2013, fiscal 2012 and fiscal 2011 MIP and the 2011–2013, 2010–2012 and 2009–2011 performance cycles under the LTIP. The 2011-2013 LTIP was paid in shares of our Common Stock with a three-year hold and the dollar value of that stock award on the share delivery date is reflected in this amount. The payouts of the cash compensation awards under the fiscal 2013 MIP and the 2011–2013 performance cycle under the LTIP were approved by the Compensation Committee on January 29, 2014 and paid shortly thereafter. The MIP and the LTIP are discussed in further detail under the heading “Key 2013 Compensation Actions and Program Highlights” and which, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under this column (g) rather than “Bonus” under column (d).

(4)	We do not have a pension plan for our NEOs. Under our Nonqualified Plan, there are no above-market or preferential earnings.

(5)	The amounts in column (i) reflect the following:

Name	Year	Value of Employer Contributions to the Nonqualified Plan*	Value of Matching Contributions To the 401(k) Plan in Shares of Common Stock**	Professional Tax and Financial Counseling	Excess Liability Insurance Premiums	Contributions to Health Savings Account	Other***	Total
Robert J. Hugin	2013	$189,375	$19,597		$2,232	$1,650		$212,854
	2012	$173,750	$16,064	—	$2,221	$1,650	—	$193,685
	2011	$155,000	$16,685	—	$1,866	$1,600	$3,475	$178,626
Jacqualyn A. Fouse, Ph.D	2013	—	$19,597		$2,232	—	—	$21,829
	2012	—	$16,064	—	$2,221	—	—	$18,285
	2011	—	$16,685	—	$1,866	—	—	$18,551
Mark J. Alles	2013	—	$19,597		$914	—	—	$20,511
	2012	—	$16,064	—	$2,221	—	—	$18,285
Thomas O. Daniel, M.D	2013	—	$19,597		$2,232	—	$78,605	$100,434
	2012	—	$16,064	—	$2,221	—	$79,400	$97,685
Perry A. Karsen	2013	—	$19,597	$9,300	$2,232	—	—	$31,129
	2012	—	$16,064	—	$2,221	—	—	$18,285
__________

*	Reflects company matching contributions for Mr. Hugin.
**	The value of the matching contributions to the 401(k) Plan is based on the number of shares of Common Stock multiplied by the closing price of our Common Stock on December 31 of the respective year.
***
With respect to Dr. Daniel, reflects Company-paid costs in the amount of $51,918.89 and a tax gross-up in the amount of $26,686.51 provided to Dr. Daniel in fiscal 2013 in conjunction with housing accommodations in New Jersey. In fiscal 2012, reflects Company paid costs in the amount of $50,276 and a tax gross-up in the amount of $29,124 provided to Dr. Daniel in conjunction with housing accommodations in New Jersey in fiscal 2012. With respect to Mr. Hugin, reflects the value of an honorarium given to a retired employee by Mr. Hugin that was paid for by the Company and that was included in Mr. Hugin’s compensation in fiscal 2011.

(6)	Mr. Hugin serves as a member of the Board of Directors but does not receive any compensation in such capacity.
Agreements with our Named Executive Officers
Employment Agreement with Mr. Hugin
Effective as of May 1, 2006, we entered into a new employment contract with Mr. Hugin, which was subsequently amended effective December 31, 2008 solely for the purpose of addressing the deferred compensation requirements under Section 409A of the Code, and effective on June 16, 2010 in connection with Mr. Hugin’s becoming Chief Executive Officer. In April 2014, at Mr. Hugin's suggestion, his employment agreement was amended to eliminate his golden parachute (Code Section 280G) excise tax gross-up provision and to provide that if Mr. Hugin becomes entitled to any amounts subject to the excise tax under Section 4999 of the Code relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after tax payment
The employment agreement had an initial term of three years. Mr. Hugin’s employment agreement will automatically extend for successive one-year terms unless either we or Mr. Hugin provide written notice to the other, at least six months prior to the expiration of the then term, of such party’s intention to terminate his employment at the end of such term, unless terminated sooner as provided in Mr. Hugin’s employment agreement.
The following is a summary of other provisions of Mr. Hugin's employment agreement, which is qualified in its entirety by reference to the full employment agreement:

•
If Mr. Hugin’s employment is terminated due to his disability or incapacitation or for any reason other than by us for “cause,” or due to his death, Mr. Hugin is entitled to receive a lump sum payment equal to Mr. Hugin’s then annual base salary, a pro rata share of Mr. Hugin’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits. Further, if Mr. Hugin’s employment is terminated by us without “cause” or because of disability or incapacitation or by Mr. Hugin for “good reason” at any time during the two-year period following a “change in control” or if Mr. Hugin’s employment is terminated by us without “cause” or by Mr. Hugin for “good reason” during the 90-day period prior to a “change in control,” Mr. Hugin is entitled to receive a lump sum payment equal to three times Mr. Hugin’s then annual base salary plus three times Mr. Hugin’s highest annual bonus paid within the three years prior to the change in control, certain accrued benefits, payment of health and welfare premiums for Mr. Hugin and his dependents for three years or, in certain instances, substitute arrangements on a similar tax basis and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided that such payment will be reduced by any payment made to Mr. Hugin prior to the “change in control” on account of Mr. Hugin’s termination.

•
Mr. Hugin is subject to a non-competition provision which applies during the period he is employed by us and until the first anniversary of the date his employment terminates (or, if change in control payments and benefits are paid, generally the second anniversary of the later of the date his employment terminates or the change in control date). In addition, the employment agreement contains a patent/inventions provision and a perpetual confidentiality provision.

For purposes of Mr. Hugin’s employment agreement, “cause” generally means:

•	the conviction of a crime involving moral turpitude or a felony;

•	acts or omissions taken in bad faith and to the detriment of the Company; or

•	a breach of any material term of such agreement.
For purposes of Mr. Hugin’s employment agreement, “good reason” generally means, without Mr. Hugin’s consent:

•	the failure to elect or appoint Mr. Hugin to, or re-elect or reappoint Mr. Hugin to, or removal of Mr. Hugin from, his position with the Company or as a member of the Board of Directors;

•	a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to Mr. Hugin’s position;

•
a determination by Mr. Hugin made in good faith that, as a result of a change in control, he is unable effectively to carry out the authorities, powers, functions, duties or responsibilities attached to his position;

•	a breach by the Company of any material provision of the agreement;

•	a reduction in annual base salary;

•	a 50-mile or greater relocation of the Company’s principal office;

•
the failure of the Company to continue any health or welfare plan, employee benefit plan, pension plan, fringe benefit plan or compensation plan in which Mr. Hugin is participating immediately prior to a change in control, unless Mr. Hugin is provided substantially comparable benefits at no greater after-tax cost or the Company’s taking any action which adversely affects Mr. Hugin’s participation in or which reduces Mr. Hugin’s benefits under any such plan; or

•	the failure of a successor to assume the agreement.
For purposes of Mr. Hugin’s employment agreement, “change in control” generally means:

•	any person becomes the beneficial owner of Company securities which represent 30% of the total combined voting power of the Company’s then outstanding securities;

•	a merger, consolidation or other business combination of the Company;

•	the persons who are members of the Board of Directors during any consecutive two year period cease to constitute at least a majority of the Board of Directors; or

•	the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets.
The definition of “change in control” that applies if Mr. Hugin is terminated by the Company without cause or by Mr. Hugin for good reason during the 90-day period prior to a “change in control” is the definition provided in the Treasury regulations under Section 409A of the Code, which eliminates, among other things, the approval by the Company’s stockholders of any plan of complete liquidation.

Letter Agreement with Ms. Fouse
On August 18, 2010, effective September 27, 2010, we entered into an employment letter agreement with Ms. Fouse. The letter agreement provides for an initial base salary of $700,000 and a target incentive under the MIP equal to 65% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200%). The letter agreement provided that Ms. Fouse would receive a one-time grant of options to purchase 125,000 shares of Common Stock and 16,500 RSUs and an annual grant of options to purchase 45,000 shares of Common Stock and 7,800 RSUs. The stock options are subject to service-based vesting over four years and the RSUs are subject to a three year service-based cliff vesting schedule. Ms. Fouse is entitled to participate in our Deferred Compensation Plan and she received a one-time cash contribution into her non-qualified deferred compensation account of $1,000,000 with a three-year ratable vesting schedule. Ms. Fouse also is entitled to reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually. The letter agreement also provides that Ms. Fouse is entitled to participate in our U.S. comprehensive health and welfare benefit programs. The letter agreement also provides that if Ms. Fouse’s employment is terminated by us for any reason other than for cause, she would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus plus continuation of benefits, less applicable taxes. Further, the letter agreement provides that in the event of a change in control Ms. Fouse would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and that her unvested stock options and RSUs would become fully vested if her employment is terminated in connection with a change in control. If Ms. Fouse becomes entitled to any amounts subject to the excise tax under Code Section 4999 relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Ms. Fouse. We do not have any separate change in control agreements or arrangements with Ms. Fouse.
Letter Agreement with Mr. Alles
During 2012, Mr. Alles was elevated to the roles of Executive Vice President and Chief Commercial Officer (and later in 2012 to Executive Vice President and Global Head, Hematology and Oncology) responsible for the commercial operations of the Company. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Mr. Alles. Under the amended terms, Mr. Alles is entitled to an annual base salary of $650,000 and a target incentive under the MIP equal to 60% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200% of target). The amended terms also provide that Mr. Alles would receive on March 1, 2012 a one-time grant of options to purchase 12,500 shares of Common Stock and a grant of 4,167 RSUs, and a fiscal 2012 grant of options to purchase 33,300 shares of Common Stock and a grant of 5,600 RSUs. The stock options are subject to service-based vesting over four years and the RSUs are subject to three-year service-based cliff vesting. Mr. Alles is also entitled to participate in our Deferred Compensation Plan. If Mr. Alles’ employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary, less applicable taxes, and per the terms of the MIP, if his employment is terminated by us for reasons other than cause, he would be entitled to a prorated MIP bonus at target. The letter agreement also provides that Mr. Alles is entitled to participate in our employee benefit programs. We do not have any separate change in control agreements or arrangements with Mr. Alles.
Letter Agreement with Dr. Daniel
During 2012, Dr. Daniel was elevated to the roles of Executive Vice President and President, Research and Early Development. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Dr. Daniel. Under the amended terms, Dr. Daniel is entitled to an annual base salary of $630,000 and a target incentive under the MIP equal to 60% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200% of target). The amended terms also provide that Dr. Daniel would receive on March 1, 2012 a one-time grant of options to purchase 12,500 shares of Common Stock and a grant of 4,167 RSUs, and a fiscal 2012 grant of options to purchase 33,300 shares of Common Stock and a grant of 5,600 RSUs. The stock options are subject to service-based vesting over four years and the RSUs are subject to three-year service-based cliff vesting. Dr. Daniel is also entitled to participate in our Deferred Compensation Plan. If Dr. Daniel’s employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus, less applicable taxes. The letter agreement also provides that Dr. Daniel is entitled to participate in our employee benefit programs. We do not have any separate change in control agreements or arrangements with Dr. Daniel.
Letter Agreement with Mr. Karsen
During 2012, Mr. Karsen was elevated to the roles of Executive Vice President and Chief Operations Officer. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Mr. Karsen. Under the amended terms, Mr. Karsen is entitled to an annual base salary of $630,000 and a target incentive under the MIP equal to 60% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200% of target). The amended terms also provide that Mr. Karsen would receive on March 1, 2012 a one-time grant of options to purchase 12,500 shares of Common Stock and a grant of 4,167 RSUs, and a 2012 grant of options to purchase 33,300 shares of Common Stock and a grant of 5,600 RSUs. The stock options are subject to service-based vesting over four years and the RSUs are subject to three-year service-based cliff vesting. Mr. Karsen is also entitled to participate in our Deferred Compensation Plan and, for the LTIP 2010–2012 performance cycle was entitled to a target of 100% of base salary with a maximum payout of 200% of base salary. If Mr. Karsen’s employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus continuation of benefits, less applicable taxes. In the event of a change of control, if Mr. Karsen becomes entitled to any amounts subject to the excise tax under Code Section 4999 relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Karsen. The letter agreement also provides that Mr. Karsen is entitled to participate in our employee benefit programs. We do not have any separate change in control agreements or arrangements with Mr. Karsen.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to NEOs eligible to participate in fiscal 2013: (a) the name; (b) the grant date; (c), (d) and (e) the estimated future potential payouts under: (1) our LTIP non-equity incentive plan awards, which consist of estimated future payouts under the LTIP for the fiscal 2013–2015 performance period granted in fiscal 2013 and payable after the three-year performance period if either the threshold, target or maximum goal is satisfied and (2) the target and maximum potential MIP payouts that could have been earned in fiscal 2013; (i) all stock awards, which consist of RSUs awarded to NEOs in fiscal 2013; (j) all stock option awards, which consist of the number of shares underlying stock options awarded to NEOs in fiscal 2013; (k) the exercise price of the stock option awards, which reflects the closing price of the shares of our Common Stock on the date of grant; and (l) the grant date fair value of each equity award, computed in accordance with FASB ASC 718. Columns (f), (g) and (h) relating to estimated future payouts under equity incentive plan awards have been omitted because no such awards have been granted for the periods presented.

Name	Grant Date		Comm Action(1)	Estimated Potential/Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Stock Awards Number of Shares of Stock or Units(4)	Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Options Awards(6)
				Threshold	Target	Maximum
(a)	(b)			(c)	(d)	(e)	(i)	(j)	(k)	(l)
Robert J. Hugin	12/12/2012	(2)		$587,500	$1,468,750	$2,350,000
	2/12/2013	(3)		$—	$1,856,000	$3,712,000
	1/28/2013		12/14/2011					48,500	$98.95	$1,225,318
	4/29/2013		2/12/2013					58,750	$118.47	$1,918,752
	4/29/2013		2/12/2013				30,000	—	$118.47	$3,554,100
	7/29/2013		2/12/2013					58,750	$142.66	$2,650,935
	10/28/2013		2/12/2013					58,750	$156.23	$2,934,633
Jacqualyn A. Fouse, Ph.D.	12/12/2012	(2)		$367,500	$735,000	$1,470,000
	2/12/2013	(3)		$—	$529,900	$1,059,800
	1/28/2013		12/14/2011					8,325	$98.95	$210,325
	4/29/2013		2/12/2013					11,825	$118.47	$386,200
	4/29/2013		2/12/2013				5,500	—	$118.47	$651,585
	7/29/2013		2/12/2013					11,825	$142.66	$533,571
	10/28/2013		2/12/2013					11,825	$156.23	$590,673
	12/2/2013		11/27/2013					10,000	$163.11	$548,354
	12/2/2013		11/27/2013				2,500	—	$163.11	$407,775
Mark J. Alles	12/12/2012	(2)		$325,000	$650,000	$1,300,000
	2/12/2013	(3)		$—	$469,000	$938,000
	1/28/2013		12/14/2011					8,325	$98.95	$210,325
	4/29/2013		2/12/2013					11,825	$118.47	$386,200
	4/29/2013		2/12/2013				5,500	—	$118.47	$651,585
	7/29/2013		2/12/2013					11,825	$142.66	$533,571
	10/28/2013		2/12/2013					11,825	$156.23	$590,673
	12/2/2013		11/27/2013					13,125	$163.11	$719,715
	12/2/2013		11/27/2013				3,280	—	$163.11	$535,001
Thomas O. Daniel, M.D.	12/12/2012	(2)		$315,000	$630,000	$1,260,000
	2/12/2013	(3)		$—	$454,300	$908,600
	1/28/2013		12/14/2011					8,325	$98.95	$210,325

	4/29/2013		2/12/2013					11,825	$118.47	$386,200
	4/29/2013		2/12/2013				5,500	—	$118.47	$651,585
	7/29/2013		2/12/2013					11,825	$142.66	$533,571
	10/28/2013		2/12/2013					11,825	$156.23	$590,673
	12/2/2013		11/27/2013					10,000	$163.11	$548,354
	12/2/2013		11/27/2013				2,500	—	$163.11	$407,775
Perry A. Karsen	12/12/2012	(2)		$315,000	$630,000	$1,260,000
	2/12/2013	(3)		$—	$454,300	$908,600
	1/28/2013		12/14/2011					8,325	$98.95	$210,325
	4/29/2013		2/12/2013					11,825	$118.47	$386,200
	4/29/2013		2/12/2013				5,500	—	$118.47	$651,585
	7/29/2013		2/12/2013					11,825	$142.66	$533,571
	10/28/2013		2/12/2013					11,825	$156.23	$590,673
	12/2/2013		11/27/2013					8,750	$163.11	$479,810
	12/2/2013		11/27/2013				2,190	—	$163.11	$357,211
__________

(1)
“Comm Action” refers to the date the Compensation Committee voted to approve the fiscal 2013 stock option and RSU grants listed in column (b) with respect to stock options and RSUs granted under the 2008 Stock Incentive Plan.

(2)
The amounts reflected in columns (c), (d) and (e) represent the estimated target range of the future payout for the LTIP for each NEO, which was established by the Compensation Committee on December 12, 2012. These amounts may be earned after completion of the 2013–2015 LTIP performance cycle, due to the NEO’s status as an eligible participant in 2013 if the threshold, target or maximum goals are satisfied for at least one performance measure. The potential payouts are performance-driven and therefore completely at risk. Awards under the 2013–2015 cycle are payable in cash or shares at the discretion of the Compensation Committee. For additional information regarding LTIP awards, see “Key 2013 Compensation Actions and Program Highlights — LTIP Plan” under the “Compensation Discussion and Analysis.” See footnote 3 to the Summary Compensation Table for the actual amounts that were approved by the Compensation Committee on January 29, 2014 and paid to the NEOs shortly thereafter under the 2011–2013 LTIP performance cycle.

(3)
The amounts reflected in columns (c), (d) and (e) include the potential target and maximum payouts of the awards granted in fiscal 2013 to each NEO under the MIP, which were established by the Compensation Committee on February 12, 2013. See “Key 2013 Compensation Actions and Program Highlights — Annual Bonus (MIP) Payout for Fiscal 2013” under the heading “Compensation Discussion and Analysis” for more information regarding the bonus targets under the MIP. See footnote 3 to the Summary Compensation Table for the actual amounts that were approved by the Compensation Committee on January 29, 2014 and paid to the NEO shortly thereafter under the MIP. The maximum MIP for each of our NEOs is 200% of the annual bonus target.

(4)
All stock options and RSUs granted in fiscal 2013 were granted pursuant to our 2008 Stock Incentive Plan. All options were granted at the fair market value of Common Stock on the effective date of grant. All RSUs vest in full on the third anniversary of the grant date.

(5)
This column reflects the closing price of the shares of our Common Stock on the date of the grant, which equals the exercise price for the stock options granted and the grant date fair value per share of RSUs granted.

(6)
This column reflects the full grant date fair value of stock options and RSUs computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, granted to the NEO in fiscal 2013. The actual value, if any, that a NEO may realize upon exercise of stock options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a NEO will be at or near the value computed in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in note 14 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE
The following tables provide information on holdings of stock options and stock awards as of December 31, 2013, by our Named Executive Officers. Each equity grant is shown separately for each NEO. For additional information about the option awards, see “Compensation Discussion and Analysis — Equity Grants under our 2008 Stock Incentive Plan” elsewhere in this proxy statement.
Robert J. Hugin

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercis-able(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin						32,000	$5,407,040
						30,000	$5,069,100
						30,000	$5,069,100
	—	58,750		$156.23	10/28/2023
	—	58,750		$142.66	7/29/2023
	—	58,750		$118.47	4/29/2023
	—	1,010		$98.95	1/28/2023
	—	47,490		$98.95	1/28/2023
	30,000	—		$73.55	10/9/2017
	12,125	36,375		$73.35	10/31/2022
	12,125	36,375		$72.93	4/30/2022
	—	1,375		$72.72	1/30/2022
	11,250	32,375		$72.72	1/30/2022
	22,500	—		$71.82	7/8/2018
	7,500	—		$71.82	7/8/2018
	12,125	36,375		$69.40	7/30/2022
	22,500	22,500		$64.83	10/31/2021
	30,000	—		$62.42	4/8/2018
	18,750	6,250		$61.48	4/13/2020
	22,500	22,500		$59.78	5/2/2021
	7,897	—		$59.01	7/6/2014
	30,000	—		$58.53	7/10/2017
	22,500	22,500		$58.47	8/1/2021
	30,000	—		$58.04	4/10/2017
	28,500	9,500		$57.88	10/12/2020
	22,500	—		$57.80	10/14/2018
	7,500	—		$57.80	10/14/2018
	—	1,754		$56.99	1/12/2020
	18,750	4,496		$56.99	1/12/2020
	11,354	—		$54.85	1/9/2017
	3,646	—		$54.85	1/9/2017
	25,000	—		$54.55	10/13/2019
	28,500	9,500		$52.34	7/13/2020
	—	1,940		$51.53	1/31/2021
	19,000	17,060		$51.53	1/31/2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercis-able(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	1,985	—		$50.36	1/13/2019
	28,015	—		$50.36	1/13/2019
	2,015	—		$49.61	1/8/2018
	27,985	—		$49.61	1/8/2018
	25,000	—		$46.02	7/14/2019
	25,168	—		$42.39	4/6/2014
	17,139	—		$42.39	7/6/2014
	18,750	—		$39.01	4/14/2019
	6,250	—		$39.01	4/14/2019
	120,000	—		$35.67	12/29/2015
	120,000	—		$34.05	12/29/2015
	20,000	—		$26.74	10/4/2015
	20,000	—		$20.61	7/5/2015
	20,000	—		$17.12	4/5/2015
	40,000	—		$15.49	10/5/2014
	72,200	—		$14.25	2/15/2015
	5,000	—		$12.59	1/4/2015

Jacqualyn A. Fouse, Ph.D.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jacqualyn A. Fouse, Ph.D.						7,800	$1,317,966
						5,600	$946,232
						5,500	$929,335
						4,167	$704,098
						3,750	$633,638
						2,500	$422,425
	—	10,000		$163.11	12/2/2023
	—	11,825		$156.23	10/28/2023
	—	11,825		$142.66	7/29/2023
	—	11,825		$118.47	4/29/2023
	—	1,010		$98.95	1/28/2023
	—	7,315		$98.95	1/28/2023
	2,812	8,438		$80.44	12/17/2022
	3,125	9,375		$73.92	3/1/2022
	2,081	6,244		$73.35	10/31/2022
	2,081	6,244		$72.93	4/30/2022
	—	1,375		$72.72	1/30/2022
	2,812	7,063		$72.72	1/30/2022
	2,081	6,244		$69.40	7/30/2022
	5,624	5,626		$64.83	10/31/2021
	5,624	5,626		$59.78	5/2/2021
	5,624	5,626		$58.47	8/1/2021
	5,163	1,721		$58.10	10/1/2020
	88,587	29,529		$58.10	10/1/2020
	8,437	2,813		$57.88	10/12/2020
	—	1,940		$51.53	1/31/2021
	5,624	3,686		$51.53	1/31/2021

Mark J. Alles

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark J. Alles						5,835	$985,940
						5,600	$946,232
						5,500	$929,335
						4,167	$704,098
						3,280	$554,222
	—	9,843		$163.11	12/2/2023
	—	3,282		$163.11	12/2/2023
	—	8,868		$156.23	10/28/2023
	—	2,957		$156.23	10/28/2023
	—	8,868		$142.66	7/29/2023
	—	2,957		$142.66	7/29/2023
	—	11,825		$118.47	4/29/2023
	—	1,010		$98.95	1/28/2023
	—	7,315		$98.95	1/28/2023
	4,375	13,125		$80.44	12/17/2022
	—	2,105		$73.92	3/1/2022
	—	7,270		$73.92	3/1/2022
	2,081	6,244		$73.35	10/31/2022
	—	6,244		$72.93	4/30/2022
	2,081	6,244		$69.40	7/30/2022
	633	—		$62.42	4/8/2018
	—	564		$61.48	4/13/2020
	—	296		$61.48	4/13/2020
	11,667	11,667		$59.50	12/27/2020
	2,264	—		$58.04	4/10/2017
	860	860		$57.88	10/12/2020
	—	1,146		$56.99	1/12/2020
	1,317	—		$54.85	1/9/2017
	1,146	—		$54.55	10/13/2019
	—	860		$52.34	7/13/2020
	—	860		$51.53	1/31/2021
	—	860		$51.53	1/31/2021
	1,250	—		$50.36	1/13/2019
	1,219	—		$49.61	1/8/2018
	963	—		$38.47	4/1/2019

Perry A. Karsen

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Perry A. Karsen						5,600	$946,232
						5,500	$929,335
						4,167	$704,098
						3,750	$633,638
						2,190	$370,044
	—	6,562		$163.11	12/2/2023
	—	2,188		$163.11	12/2/2023
	—	8,868		$156.23	10/28/2023
	—	2,957		$156.23	10/28/2023
	—	8,868		$142.66	7/29/2023
	—	2,957		$142.66	7/29/2023
	—	8,868		$118.47	4/29/2023
	—	2,957		$118.47	4/29/2023
	—	6,243		$98.95	1/28/2023
	—	1,010		$98.95	1/28/2023
	—	1,072		$98.95	1/28/2023
	2,812	5,625		$80.44	12/17/2022
	—	2,813		$80.44	12/17/2022
	—	45		$73.92	3/1/2022
	3,125	6,205		$73.92	3/1/2022
	—	1,352		$73.92	3/1/2022
	—	1,773		$73.92	3/1/2022
	2,081	4,162		$73.35	10/31/2022
	—	2,082		$73.35	10/31/2022
	—	2,082		$72.93	4/30/2022
	2,081	4,162		$72.93	4/30/2022
	—	2,082		$69.40	7/30/2022
	2,081	4,162		$69.40	7/30/2022
	11,667	—		$59.50	12/27/2020
	—	11,667		$59.50	12/27/2020
	5,325	—		$56.32	8/2/2020
	—	1,775		$56.32	8/2/2020
	—	23,225		$56.32	8/2/2020
	3,750	1,875		$51.53	1/31/2021
	—	1,875		$51.53	1/31/2021

Thomas O. Daniel, M.D.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas O. Daniel, M.D.						5,600	$946,232
						5,500	$929,335
						4,167	$704,098
						3,750	$633,638
						2,500	$422,425
	—	7,500		$163.11	12/2/2023
	—	2,500		$163.11	12/2/2023
	—	8,868		$156.23	10/28/2023
	—	2,957		$156.23	10/28/2023
	—	8,868		$142.66	7/29/2023
	—	2,957		$142.66	7/29/2023
	—	8,868		$118.47	4/29/2023
	—	2,957		$118.47	4/29/2023
	—	6,243		$98.95	1/28/2023
	—	1,010		$98.95	1/28/2023
	—	1,072		$98.95	1/28/2023
	2,812	5,625		$80.44	12/17/2022
	—	2,813		$80.44	12/17/2022
	—	753		$73.92	3/1/2022
	3,125	5,497		$73.92	3/1/2022
	—	1,352		$73.92	3/1/2022
	—	1,773		$73.92	3/1/2022
	7,500	—		$73.55	10/9/2017
	2,081	4,162		$73.35	10/31/2022
	—	2,082		$73.35	10/31/2022
	—	2,082		$72.93	4/30/2022
	2,081	4,162		$72.93	4/30/2022
	5,500	—		$71.82	7/8/2018
	—	2,082		$69.40	7/30/2022
	2,081	4,162		$69.40	7/30/2022
	—	564		$61.48	4/13/2020
	2,577	296		$61.48	4/13/2020
	35,000	—		$59.50	12/27/2020
	—	11,667		$59.50	12/27/2020
	2,578	860		$57.88	10/12/2020
	5,500	—		$57.80	10/14/2018
	—	1,146		$56.99	1/12/2020
	3,438	—		$56.99	1/12/2020
	4,583	—		$54.55	10/13/2019
	2,577	860		$52.34	7/13/2020

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	1,718	860		$51.53	1/31/2021
	—	860		$51.53	1/31/2021
	2,749	—		$50.36	1/13/2019
	4,583	—		$46.02	7/14/2019
	3,795	—		$39.01	4/14/2019
__________

(1)	Represents vested options under the 1992 Long-Term Incentive Plan and the 2008 Stock Incentive Plan.

(2)
Pursuant to the 2008 Stock Incentive Plan, options granted to employees (including the NEOs) are immediately exercisable. The shares of Common Stock acquired upon exercise would be subject to the same vesting schedule as the underlying options (i.e., in four equal annual installments beginning on the first anniversary of the grant date).

(3)	Pursuant to the 2008 Stock Incentive Plan, RSUs granted to the NEOs vest in full on the third anniversary of the grant date.

(4)	Represents the number of unvested RSUs multiplied by the closing price of the shares on December 31, 2013.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
(a)	(b)	(c)	(d)	(e)
Robert J. Hugin	378,592	$34,808,970	23,316	$2,849,537
Jacqualyn A. Fouse, Ph.D.	—	—	16,616	$2,613,397
Mark J. Alles	111,406	10,048,642	22,476	$3,410,125
Thomas O. Daniel, M.D.	76,364	5,374,783	12,476	$1,897,075
Perry A. Karsen	93,008	8,312,929	42,893	$6,530,166
__________

(1)
Stock options granted under the 2008 Stock Incentive Plan vest in four equal annual installments beginning on the first anniversary of the grant date. The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(2)
Value realized on vesting represents (i) the number of RSUs that vested during fiscal 2013 multiplied by the market price of our Common Stock on the respective vesting dates plus (ii) the number of shares acquired on vesting with respect to the Company’s matching contribution to the 401(k) Plan multiplied by the closing price of our Common Stock on December 31, 2013.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
(a)	(b)	(c)	(d)	(e)	(f)
Robert J. Hugin	$1,024,027	$189,375	$234,169	$—	$7,666,263
Jacqualyn A. Fouse, Ph.D.	$226,000	$—	$564,595	$—	$3,027,383
Mark J. Alles	$—	$—	$—	$—	$—
Thomas O. Daniel, M.D.	$515,996	$—	$356,920	$(38,474)	$2,215,369
Perry A. Karsen	$—	$—	$—	$—	$—
__________

(1)
The amounts reported in column (b) reflect deferrals under the Nonqualified Plan of base salary and/or bonus earned by and paid to the applicable NEO in fiscal 2013. A portion of the amounts reported as salary and/or bonus in the Summary Compensation Table, column (c) and/or (g), respectively, were deferred by Mr. Hugin, Ms. Fouse and Dr. Daniel in fiscal 2013 as follows: with respect to Mr. Hugin $189,375 of salary and $834,651.67 of bonus; with respect to Ms. Fouse $226,000 of salary and with respect to Dr. Daniel $240,188 of bonus and $275,808 of his 2010–2012 LTIP payment.

(2)	The amounts reported in column (c) for the applicable NEOs are also reported and included within “all other compensation” in the “Summary Compensation Table,” column (i).

(3)	None of the amounts reported in column (d) for the applicable NEOs is reported as compensation in the “Summary Compensation Table.”

(4)
The amounts reported in column (f) for the applicable NEOs include previously earned, but deferred, salary and bonus and the value of Company matching contributions that were reported in our Summary Compensation Table in previous years as follows: (i) $1,016,849 in fiscal 2012, and $1,073,000 in fiscal 2011 with respect to Mr. Hugin; (ii) $799,431 in fiscal 2012, and $210,000 in fiscal 2011 with respect to Ms. Fouse; and (iii) $414,153 in fiscal 2012 with respect to Dr. Daniel. The total in this column reflects the cumulative value of each NEO’s deferrals, Company matching contributions and investment experience. The amounts reported in column (f) above are also disclosed as “Nonqualified Plan” payments in the tables included in the section entitled, “Potential Payments Upon Termination or Change in Control” for each applicable NEO.

The Nonqualified Plan is an unfunded nonqualified deferred compensation plan to which our U.S. NEOs may elect to defer up to 90% of their base salary and up to 100% of other types of compensation (i.e., LTIP awards, MIP awards, and retention and new hire deferred bonuses). Generally, a deferral election must be made no later than December 31 of the previous year, and is irrevocable. Deferrals with respect to salary are deducted from the participant’s salary in equal installments for the period of January 1 to December 31 of each year. These deferral elections are for the salary earned by the participant for the particular salary pay period during that year, which would otherwise be payable to the participant in such pay period. The election to defer salary under the Nonqualified Plan is in addition to any deferral election made by the participant under our 401(k) Plan. Deferrals for performance-based annual bonuses are for those bonuses earned during the year in question, which are payable the following year. The performance-based annual bonus deferral elections may be modified or revoked before June 30 of the year in question.
The Nonqualified Plan authorizes us to make matching contributions at our sole discretion. Currently, the Nonqualified Plan provides for matching contributions up to a maximum of 15% of gross base salary earnings of Mr. Hugin, provided he is actively enrolled in the Plan. The participant is 100% vested at all times in his or her deferred cash account, and matching contributions vest in accordance with the vesting schedule specified by the Compensation Committee at the time the contribution is made.
The Nonqualified Plan credits gains and losses to deferral amounts based upon “deemed” investments in mutual funds investing in equity instruments or debt securities chosen by each participant (which the participant may change at any time) from a “menu” of fund options provided by us. The investment returns credited to participants’ accounts in the Nonqualified Plan correspond to actual returns of the chosen funds. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks. The investment options under the Nonqualified Plan include:

Fund	2013 Rate of Return
Celgene 30 Year Treasury + 100 bpts	4.33%
Celgene Prime	3.25%
T. Rowe Price Retirement 2010	11.93%
T. Rowe Price Retirement 2020	18.05%
T. Rowe Price Retirement 2030	23.09%
T. Rowe Price Retirement 2040	25.61%
Fidelity Retirement Money Market Portfolio	0.01%
Federated Capital Preservation	0.90%
BlackRock Intermediate Bond Portfolio	(1.38)%
BlackRock High Yield Bond Portfolio	9.30%
American Funds Balanced	22.05%
American Century Equity Income	19.83%
MFS Value	35.86%
Federated Max-Cap Index	32.28%
Janus Advisor Forty	32.21%
Invesco Mid Cap Core Equity	29.19%
Fidelity Advisor Mid Cap	35.81%
American Century Small Cap Value	35.24%
Royce Premier	27.39%
Invesco Small Cap Growth	39.90%
American Funds EuroPacific Growth	20.54%
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. A distribution is made upon a participant’s separation from service with us, his or her “retirement” (i.e., a participant’s attainment of age 55), a date specified by the participant in his or her compensation deferral agreement, the death of a participant (in such a case, to the designated beneficiary) or a “change in control.” Distributions upon a separation from service may be made in a lump sum or in annual installments of two to 15 years, as elected by the participant. A participant may elect to receive up to three “in-service” distribution dates in a lump sum or two to five annual installments. Payments made on a participant’s separation from service will begin on the first day of the seventh month following the date of separation from service. If a participant dies before installment payments have commenced, a lump sum will be distributed to the participant’s beneficiary as soon as administratively feasible thereafter, to the extent no adverse tax consequences are triggered under Section 409A of the Code. If a participant dies after the date distributions have commenced, then installment payments shall continue to be distributed to such participant’s beneficiary in accordance with the participant’s election. Loans are not permitted under the Nonqualified Plan, although distributions are permitted in the case of certain emergencies.
The Nonqualified Plan is intended to provide participants with a tax deferral opportunity for compensation paid by us. The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed.
Potential Payments upon Termination or Change in Control
The following tables summarize the value of the termination payments and benefits that Mr. Hugin, Ms. Fouse, Dr. Daniel and Messrs. Alles and Karsen would have received if they had terminated employment or if a change in control of the Company occurred on December 31, 2013 under the circumstances shown. For further description of the employment agreements governing these payments, see “Additional Information Regarding Executive Officers — Agreements with our Named Executive Officers.” The tables exclude (i) amounts accrued through December 31, 2013 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for fiscal 2013, (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees and (iii) any post-employment benefit that is available to all of our salaried employees and does not discriminate in favor of the NEOs.

Robert J. Hugin

Benefit	Retirement		Death		Disability		Termination by Company without cause		Termination in Connection with a Change in Control
(a)	(b)		(c)		(d)		(e)		(f)
Cash Severance	$—		$3,136,000	(1)	$3,136,000	(1)	$3,136,000	(1)	$12,668,190	(2)(3)
Acceleration of Stock Options and RSUs	$51,095,793	(4)	$51,095,793	(4)	$51,095,793	(4)	—		$51,095,793	(4)
MIP Payment	$2,942,730	(5)	$2,942,730	(5)	$2,942,730	(5)	$2,942,730	(5)	$2,942,730	(5)
LTIP Payment	$7,717,014	(6)	$7,717,014	(6)	$7,717,014	(6)	—		$11,000,889	(7)
Nonqualified Plan	$7,666,263	(8)	$7,666,263	(8)	$7,666,263	(8)	$7,666,263	(8)	$7,666,263	(8)
Health & Welfare Benefits	$—		$—		$—		$—		$346,989	(9)
280G Tax Gross-Up	$—		$—		$—		$—		$—
TOTAL	$69,421,800		$72,557,800		$72,557,800		$13,744,993		$85,720,854
__________

(1)
Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary and a pro rata share of the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) which equals the total MIP award, assuming the executive’s termination of employment on December 31, 2013.

(2)
Executive is entitled to receive the payments and benefits set forth in this section if his employment is terminated: (i) by us without cause, by the executive for good reason or due to the executive’s disability within two years following a change in control or (ii) by us without cause or by the executive for good reason within 90 days prior to a change in control.

(3)
Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual MIP bonus paid within the three years prior to the change in control.

(4)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2013. In connection with a change in control, stock options and RSUs will become fully vested without regard to whether there is a termination of employment. For this purpose, “retirement” generally means termination of the executive by us without cause on or after the executive’s attainment of age 55, except with respect to stock options granted after June 18, 2002, “retirement” generally means the executive’s voluntary resignation on or after the executive’s attainment of age 55 and the completion of five years of service

(5)
The MIP provides for a pro rata award payable on the executive’s retirement. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2013.

(6)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming the executive’s termination of employment on December 31, 2013.

(7)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming a change in control occurred on December 31, 2013.

(8)
The Nonqualified Plan provides for payment of deferred compensation (based upon contributions made by Mr. Hugin in the form of payroll deductions and matching company contributions) and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

(9)
Executive is entitled to payment of health and welfare premiums on a tax grossed-up basis for the executive and his dependents for three years where the first 18 months are continuation of coverage under COBRA.

Jacqualyn A. Fouse, Ph.D.

Benefit	Retirement		Death		Disability		Termination by Company without cause		Termination in Connection with a Change in Control
(a)	(b)		(c)		(d)		(e)		(f)
Cash Severance	$—		—		—		$1,297,193	(1)	$1,945,789	(2)
Acceleration of Stock Options and RSUs	$—		$10,812,225	(3)	$10,812,225	(3)	—		$17,182,304	(3)
MIP Payment	$—	(4)	$847,688	(4)	$847,688	(4)	$847,688	(4)	$847,688	(4)
LTIP Payment	$4,606,233	(5)	$4,606,233	(5)	$4,606,233	(5)	—		$6,273,854	(6)
Nonqualified Plan	$3,027,383	(7)	$3,027,383	(7)	$3,027,383	(7)	$3,027,383	(7)	$3,027,383	(7)
280G Cut-Back	$—		—		—		—		—	(8)
TOTAL	$7,633,616		$19,293,529		$19,293,529		$5,172,264		$29,277,018
__________

(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, and the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (ii) 12 months of continued benefits.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if her employment is terminated by the Company for any reason on or following a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2013. Ms. Fouse’s stock options and RSUs will become fully vested if her employment is terminated in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2013. Ms. Fouse did not meet retirement eligibility.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming the executive’s termination of employment on December 31, 2013.

(6)
Upon a change in control, the executive is entitled to her target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013,, assuming a change in control occurred on December 31, 2013.

(7)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

(8)
If Ms. Fouse becomes entitled to any amounts subject to the excise tax under Code Section 4999 relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Ms. Fouse.

Mark J. Alles

Benefit	Retirement		Death		Disability		Termination by Company without cause		Termination in Connection with a Change in Control
(a)	(b)		(c)		(d)		(e)		(f)
Cash Severance	$—		$—		$—		$670,000	(1)	$670,000	(1)
Acceleration of Stock Options and RSUs	$—		$9,709,878	(2)	$9,709,878	(2)	—		$11,605,637	(2)
MIP Payment	$—	(3)	$750,167	(3)	$750,167	(3)	$750,167	(3)	$750,167	(3)
LTIP Payment	$3,962,504	(4)	$3,962,504	(4)	$3,962,504	(4)	—		$5,420,434	(5)
TOTAL	$3,962,504		$14,422,549		$14,422,549		$1,420,167		$18,446,238

__________

(1)	Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2013. Mr. Alles’ stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, or involuntary termination without cause. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2013. Mr. Alles did not meet retirement eligibility.

(4)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013,, assuming the executive’s termination of employment on December 31, 2013.

(5)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013,, assuming a change in control occurred on December 31, 2013.

Thomas O. Daniel, M.D.

Benefit	Retirement		Death		Disability		Termination by Company without cause		Termination in Connection with a Change in Control
(a)	(b)		(c)		(d)		(e)		(f)
Cash Severance	$—		—		—		$1,103,300	(1)	$1,103,300	(1)
Acceleration of Stock Options and RSUs	$—		$8,792,542	(2)	$8,792,542	(2)	—		$10,668,301	(2)
MIP Payment	$726,724	(3)	$726,724	(3)	$726,724	(3)	$726,724	(3)	$726,724	(3)
LTIP Payment	$3,948,254	(4)	$3,948,254	(4)	$3,948,254	(4)	—		$5,377,684	(5)
Nonqualified Plan	$2,215,369	(6)	$2,215,369	(6)	$2,215,369	(6)	$2,215,369	(6)	$2,215,369	(6)
TOTAL	$6,890,347		$15,682,889		$15,682,889		$4,045,393		$20,091,378
__________

(1)	Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary plus target bonus.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2013. Dr. Daniel’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2013.

(4)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming the executive’s termination of employment on December 31, 2013.

(5)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming a change in control occurred on December 31, 2013.

(6)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f)  included elsewhere in this proxy statement.

Perry A. Karsen

Benefit	Retirement		Death		Disability		Termination by Company without cause		Termination in Connection with a Change in Control
(a)	(b)		(c)		(d)		(e)		(f)
Cash Severance	$—		—		—		$1,125,537	(1)	$1,125,537	(1)
Acceleration of Stock Options and RSUs	$—		$8,732,839	(2)	$8,732,839	(2)	—		$13,266,595	(2)
MIP Payment	$726,724	(3)	$726,724	(3)	$726,724	(3)	$726,724	(3)	$726,724	(3)
LTIP Payment	$3,948,254	(4)	$3,948,254	(4)	$3,948,254	(4)	—		$5,377,684	(5)
TOTAL	$4,674,978		$13,407,817		$13,407,817		$1,852,261		$20,496,540
__________

(1)	Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary plus target bonus and 12 months of COBRA medical benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2013. Mr. Karsen’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2013.

(4)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming the executive’s termination of employment on December 31, 2013.

(5)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The LTIP payment in the table reflects the total LTIP award value which would have been payable in shares of Celgene stock using the closing stock price on December 31, 2013, assuming a change in control occurred on December 31, 2013.

DIRECTOR COMPENSATION
All members of the Board of Directors who are not our employees, or the non-employee directors, currently receive an annual retainer of $75,000 per year, payable quarterly in arrears. In addition, all non-employee directors are eligible to receive stock options and RSUs pursuant to the 2008 Stock Incentive Plan as amended and described below.
In addition, the independent Lead Director receives $35,000, the Chairman of the Audit Committee receives $30,000, the Chairman of the Compensation Committee receives $25,000 and the Chairman of the Nominating Committee receives $15,000 in annual cash compensation. Each member of the Audit Committee (other than the Chairman) receives $15,000, each member of the Compensation Committee (other than the Chairman) receives $12,500, each member of the Nominating Committee (other than the Chairman) receives $7,500 and each non-employee member of the Executive Committee receives $5,000 in annual cash compensation. The Compensation Committee did not recommend changes to director compensation in fiscal 2013 with the exception of increasing the non-employee director ownership guidelines to a 5x multiple.
In February, 2014, the Compensation Committee reviewed non-employee director compensation and determined that the current level of cash compensation, while under prevailing market rates for peer companies, continues to be appropriate. The Compensation Committee believes that compensation delivered primarily through equity weighted more toward stock options maintains pay-at-risk for our non-employee directors, and aligns to stockholder interests and our pay-for-performance culture. Under our 2008 Stock Incentive Plan, the Compensation Committee currently grants equity awards to non-employee directors as follows:

•
upon initial election or appointment to the Board of Directors, a non-employee director will be granted nonqualified stock options, the amount of which will be determined by the Compensation Committee at the time of appointment; and

•
upon re-election as a member of the Board of Directors, non-employee directors will be granted nonqualified stock options to purchase 20,700 shares of Common Stock and 2,200 RSUs. These awards will be granted on July 1, 2014 in order to reflect the stock split, if approved by stockholders, and at each annual meeting of stockholders thereafter.

Commencing in fiscal 2013, our non-employee directors are subject to minimum stock ownership guidelines and must attain equity ownership (exclusive of unvested stock options and unvested RSUs) equal to five times current annual retainer amounts (i.e., $375,000 worth of Common Stock) no later than the date that is five years after becoming a non-employee director. However, existing non-employee directors must comply with this requirement by the later of (i) December 31, 2016 or (ii) the date that is five years after becoming a non-employee director. In addition, existing non-employee directors as of June 17, 2009 must attain equity ownership equal to three times the then annual retainer amounts (i.e., $180,000 worth of Common Stock) by the later of (i) June 17, 2014 or (ii) the date that is five years after becoming a non-employee director; and existing non-employee directors as of June 15, 2011 must attain equity ownership equal to four times the then annual retainer amounts (i.e., $300,000 worth of Common Stock) by the later of (i) June 15, 2016 or (ii) the date that is five years after becoming a non-employee director.
Once established a non-employee director’s target ownership will not re-adjust automatically as a result of changes in his or her annual cash retainer or changes in the price of our Common Stock. However, the Board of Directors or the Compensation Committee may, from time to time, re-evaluate and revise a particular non-employee director’s target ownership in light of such changes. In determining whether a non-employee director meets the guidelines, we consider owned shares and vested restricted or deferred stock units, but we do not consider stock options.

DIRECTOR COMPENSATION TABLE
As described more fully below, the following table summarizes the annual compensation for the Non-Employee Directors serving as members of our Board of Directors during fiscal 2013.

Name	Fees Earned or Paid in Cash	RSU Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard W. Barker, D.Phil	$90,000	$366,141	$366,040	—	—	—	$822,181
Michael D. Casey	$142,500	$366,141	$366,040	—	—	—	$874,681
Carrie S. Cox	$90,000	$366,141	$366,040	—	—	—	$822,181
Rodman L. Drake	$107,500	$366,141	$366,040	—	—	—	$839,681
Michael A. Friedman, M.D.	$82,500	$366,141	$366,040	—	—	—	$814,681
Gilla Kaplan, Ph.D.	$90,000	$366,141	$366,040	—	—	—	$822,181
James J. Loughlin	$117,500	$366,141	$366,040	—	—	—	$849,681
Ernest Mario, Ph.D.	$87,500	$366,141	$366,040	—	—	—	$819,681
__________

(1)
The value of stock awards in column (c) and stock options in column (d) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value is calculated in accordance with FASB ASC 718. The assumption used in determining the grant date fair values of these awards are set forth in note 14 to our consolidated financial statements included in our Annual Report Form 10-K for fiscal 2013 filed with the SEC.

At December 31, 2013, the aggregate number of outstanding stock option awards held by each Non-Employee Director was: Dr. Barker — 38,600 shares; Mr. Casey — 197,441 shares; Ms. Cox — 34,150 shares; Mr. Drake — 111,941 shares; Dr. Friedman — 46,658 shares; Dr. Kaplan — 197,441 shares; Mr. Loughlin — 108,691 shares; and Dr. Mario — 62,733 shares.
At December 31, 2013, the aggregate number of outstanding RSUs held by each Non-Employee Director was: Dr. Barker — 5,167 RSUs; Mr. Casey — 6,201 RSUs; Ms. Cox — 6,201 RSUs; Mr. Drake — 6,201 RSUs; Dr. Friedman — 5,507 RSUs; Dr. Kaplan — 6,201 RSUs; Mr. Loughlin — 6,201 RSUs; and Dr. Mario — 6,201 RSUs.

(2)	We do not have a pension plan or a nonqualified deferred compensation plan for our Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	44,643,618	$77.00	16,674,585
Equity compensation plans not approved by security holders	37,349	$14.80	—
Total	44,680,967	$76.94	16,674,585
__________

(1)
Amount includes 5,035,952 RSUs and 57,725 performance-based RSUs, issuable pursuant to our 2008 Stock Incentive Plan. These shares were excluded when calculating the weighted average exercise price of outstanding options, warrants and rights.

The Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan (the Qualified Plan) has not been approved by our stockholders. As a result of our acquisition of Anthrogenesis on December 31, 2002, we acquired the Qualified Plan and the Anthrogenesis Nonqualified Recruiting and Retention Stock Option Plan, or the Anthrogenesis Nonqualified Plan. No future awards will be granted under the Anthrogenesis Nonqualified Plan. The Qualified Plan authorizes the award of incentive stock options, which are stock options that qualify for special federal income tax treatment. The exercise price of any stock option granted under the Qualified Plan may not be less than the fair market value of Common Stock on the date of grant. In general, each option granted under the Qualified Plan vests evenly over a four-year period and expires ten years from the date of grant, subject to earlier expiration in case of termination of employment. The vesting period is subject to certain acceleration provisions if a change in control occurs. No award will be granted under the Qualified Plan on or after December 31, 2007.

Audit Committee Report
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
Audit Committee Report to Stockholders
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the Nasdaq Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held nine meetings in fiscal 2013. A copy of the charter is available on the Company’s website at www.celgene.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2013 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 16. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2013 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2014.

Respectfully submitted,

THE AUDIT COMMITTEE

James J. Loughlin, Chairman
Richard W. Barker, D.Phil.
Carrie S. Cox
Gilla Kaplan, Ph.D.

PROPOSAL TWO:
Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Principal Accountant Fees and Services
The following table summarizes fees payable for services provided to us by our independent registered public accounting firm, which were pre-approved by the Audit Committee, for fiscal 2012 and fiscal 2013.

	2012	2013
Audit Fees	$5,502,000	$5,716,000
Audit-Related Fees	$23,000	$48,000
Tax Fees	$614,000	$28,000
Other	—	—
Audit Fees:    include fees for professional services rendered for the audits of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees:    include fees for audit-related services consisting of employee benefit plan audits and a contract compliance audit.
Tax Fees:    include fees for international executive tax services in 2013 and includes fees for tax services, including tax compliance, tax advice, tax planning and international tax planning services in 2012.
The proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

PROPOSAL THREE:
Amendment to the Company's Certificate of Incorporation

Description of the Proposed Amendment and Vote Required
          On February 12, 2014, the Board approved an amendment to Article FOURTH of the Company's Certificate of Incorporation to (i) increase the number of shares of Common Stock that the Company is authorized to issue from 575,000,000, par value $0.01 per share, to 1,150,000,000, par value $0.01 per share, and (ii) split the Common Stock of the Company by changing each issued share of Common Stock into two shares of Common Stock, par value $0.01 per share (the "Stock Split"). The Board determined that such amendment is advisable and in the best interests of the Company and directed that the proposed amendment be submitted for approval by Stockholders at the Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon is required to approve the proposed amendment and effectuate the Stock Split.
          The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix B to this Proxy Statement. The amendment will not affect the number of shares of Preferred Stock authorized, which is 5,000,000 shares of Preferred Stock, $0.01 par value per share. Currently, there are no shares of Preferred Stock issued and outstanding.
Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock
          The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 575,000,000 to 1,150,000,000. The additional 575,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.
          The primary purpose of doubling the number of authorized shares of Common Stock is to facilitate the proposed Stock Split while preserving the relative proportion of authorized and issued shares to unissued shares of Common Stock. As of April 21, 2014, there were [_____________] shares of Common Stock issued (of which [_____________] shares were held in the treasury of the Company) and [____________] shares of Common Stock reserved for issuance under the Company's equity compensation plans. This means that as of April 21, 2014, there were [______________] authorized shares of Common Stock that were not outstanding, held in the treasury of the Company or reserved for issuance.
          If the proposed amendment is adopted, based on the number of authorized and issued shares of Common Stock as of April 21, 2014, there would be [_______________] shares of Common Stock issued (of which [_____________] shares would be held in the treasury of the Company) and [______________] shares would be reserved for issuance under the Company's equity compensation plans following the Stock Split. As a result, there would be [________________] authorized shares of Common Stock that are not outstanding, held in the treasury of the Company or reserved for issuance.
          Except for shares reserved for issuance under our existing equity compensation plans and shares to be issued to effect the proposed Stock Split, the Board has no current plans to issue additional shares of Common Stock. The Board has not proposed the increase in the amount of authorized shares of Common Stock with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.
Purposes and Effects of Proposed Two-For-One Stock Split
          The Board anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the proposed Stock Split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, which may result in a broader market for our Common Stock. The additional shares of Common Stock will be listed on The NASDAQ Global Market, where the existing Common Stock is listed for trading.
          If the proposed amendment is adopted, each Stockholder of record at the close of business on June 18, 2014, the date of the Annual Meeting and the date the proposed amendment will be filed with the Secretary of State of the State of Delaware, will become the record owner of, and entitled to receive one additional share of Common Stock for each share of Common Stock then owned of record by such Stockholder. All shares issued as a result of the proposed Stock Split will be issued in book-entry form, either through the Direct Registration System ("DRS") or as a credit to an existing account of a Stockholder of record. Consequently, certificates representing shares of Common Stock currently issued should be retained by each Stockholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange.

          The Company has been advised by tax counsel that the proposed Stock Split would not result in recognition of gain, loss or other taxable income by owners of Common Stock under existing U.S. Federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the Stock Split. In addition, the holding period for the additional shares issued pursuant to the Stock Split would be deemed to be the same as the holding period for the original shares of Common Stock. Stockholders who are subject to the tax laws of other jurisdictions are urged to consult their tax advisors regarding any tax consequences of the Stock Split under such laws.
          If Stockholders dispose of their shares subsequent to the Stock Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders should consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.
          In accordance with the various equity compensation plans of the Company, it will be necessary to make appropriate adjustments in the number of shares of Common Stock that remain available for issuance pursuant to such plans, as well as in the number of shares and price of Common Stock subject to outstanding awards under such plans. From the effective date of the proposed Stock Split, the number of shares that remain available for issuance pursuant to such plans will be doubled, the number of shares subject to outstanding awards under such plans will be doubled, and the exercise price per share of stock options granted under such plans will be divided by two. In addition, appropriate adjustments will be made under The Celgene Corporation 401(k) Plan and The Celgene Corporation 2005 Deferred Compensation Plan.
          If the proposed amendment is adopted, the value of the Company's common stock account as reflected in the Company's financial statements will be increased to reflect the additional shares issued at par value $0.01 per share and the value of the additional paid-in capital account will be reduced a like amount, with no overall effect on stockholders' equity. If the proposed amendment is adopted, following the Stock Split the number of shares of Common Stock issued and outstanding, reserved for issuance and held in the treasury would double. Per share net income or loss will be decreased for current and prior periods because there will be additional shares of our common stock outstanding. The proposed amendment would not have any impact on compensation expense associated with past or existing share-based compensation grants.  Employee share targets for the number of shares to be granted in the future are not intended to be doubled following the Stock Split, which will result in a near-term reduction in share-based compensation expense as compared to share-based compensation expense for prior periods; however, future compensation expense amounts will be dependent on the fair value of equity grants on the date of issue.
Effective Date of Proposed Amendment and Issuance of Shares for Stock Split
          If the proposed amendment to Article FOURTH of the Certificate of Incorporation of the Company is adopted by the required vote of Stockholders, such amendment will become effective on the date the proposed amendment is filed with the Secretary of State of the State of Delaware, which will become the record date for the determination of the owners of Common Stock entitled to additional shares. If the proposed amendment is approved, the Company currently anticipates that the record date will be June 18, 2014 and the distribution date for such additional shares will be June 25, 2014. The Board reserves the right, notwithstanding Stockholder approval of the proposed amendment to the Certificate of Incorporation, and without further action by the Stockholders, to elect not to proceed with the amendment if, at any time prior to filing the amendment, the Board determines that it is no longer in the best interests of the Company and Stockholders to proceed with the Stock Split.
          Please do not destroy or send your existing stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. All shares issued as a result of the proposed Stock Split will be issued in book-entry form, either through DRS or as a credit to an existing Stockholder of record account. You will receive information about the additional shares to which you are entitled on or around the distribution date.
          If the proposed amendment is approved, the Company will provide additional details about the implementation of the Stock Split on its website following the Annual Meeting of Stockholders. IMPORTANT NOTE: PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING STOCK CERTIFICATES. CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE OF THE STOCK SPLIT.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL THREE

PROPOSAL FOUR:
Approval of an Amendment to the Company's 2008 Stock Incentive Plan
Our stockholders are being asked to approve an amendment (the "Amendment") to our 2008 Stock Incentive Plan (the “Plan”). The Amendment was approved by the Board of Directors on April 17, 2014, to be effective upon stockholder approval. The Amendment includes the following key modifications (references to numbers of shares of Common Stock in this Proposal do not give effect to the proposed Stock Split):

•
Adoption of an aggregate share reserve of 113,981,641 shares of our Common Stock. This number includes our current share reserve of 104,981,641 shares of our Common Stock and 9,000,000 new shares of our Common Stock; and

•	Extension of the term of the Plan through April 16, 2024 (currently, the Plan is scheduled to expire after April 17, 2023).
In addition to the foregoing, our stockholders are being asked to re-approve the Section 162(m) performance goals under the Plan so that certain incentive awards granted under the Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Otherwise, Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then awards granted under the Plan after the first stockholder’s meeting in 2018 will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2018. Notwithstanding the foregoing, awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the Section 162(m) performance goals at or prior to the first stockholders’ meeting in 2018.
We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Plan, as amended by the Amendment, effective upon and subject to stockholder approval of the Amendment, as soon as practicable upon such stockholders’ approval of the Amendment.
Background of the Proposal to Approve the Amendment
As of April 21, 2014, the closing price of shares of our Common Stock as reported on Nasdaq, was $[_________] per share. In addition, as of April 21, 2014, stock options outstanding and shares available for grant under all of our equity compensation plans are as follows:

Total
Stock options outstanding, all plans(1)
Full-value awards outstanding, all plans
Shares available for awards, all plans(2)
__________

(1)
As of April 21, 2014, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $[______] to $[______], with a weighted-average exercise price of $[______]. The closing price of a share of our Common Stock on such date was $[______]. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 21, 2014 was [______] years.

(2)	Represents shares of our Common Stock reserved for issuance under all of our equity compensation plans as of April 21, 2014.
The Board of Directors believes that if the proposed Amendment is approved, we will be able to continue to:

•	provide long-term performance incentives to our employees that will benefit our Company and our stockholders;

•
attract top talent to build a global inflammation and immunology franchise that will support our existing products and indications, as well as position us for future growth with additional indications and products;

•	evolve our human capital strategy by hiring thought leaders and innovators in key functions that are critical to our long-term success;

•
provide differentiated, meaningful rewards to our top talent and those current employees who provide the greatest value creation for us by granting options and RSUs on a reduced post-Stock Split value basis, and affording these employees the opportunity to earn additional awards based on past performance and expected future contribution; and

•	foster our entrepreneurial company philosophy of broad-based employee stock ownership that has helped make us successful.
The Board of Directors recommends that our stockholders approve the Amendment. If the requisite stockholder approval of the Amendment is not obtained, the provisions relating to the increase in the aggregate share reserve and the extension of the term of the Plan will not take effect. If such approval is not obtained, we may continue to grant awards under the Plan in accordance with the current share reserve and the current term under the Plan.
Finally, the Board of Directors also recommends that the stockholders of the Company re-approve the performance goals under the Plan so that certain incentive awards granted under the Plan to executive officers of the Company after the first stockholders’ meeting in 2018 may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Stockholders last approved the performance goals at the 2013 stockholders’ meeting and Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.
The following is a brief summary of the principal provisions of the Plan, as amended by the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, as amended by the Amendment. A copy of the Amendment is annexed to this proxy statement as Appendix C.
Summary of the Plan (as amended)
Purpose; Eligibility.    The purpose of the Plan is to enable us and our affiliates to attract, retain and motivate key employees and Non-Employee Directors who are important to our success and growth, and to strengthen the mutuality of interests between such individuals and our stockholders by granting such individuals stock-based incentives and other equity interests in us.
Administration.    The Plan is administered by the Compensation Committee or such other committee or subcommittee appointed from time to time by the Board of Directors (referred to as the “Committee”), which is intended to consist of two or more Non-Employee Directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and the rules of the Financial Industry Regulatory Authority, a Non-Employee Director as defined in Rule 16b-3, an outside director as defined under Section 162(m) of the Code and an independent director as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards, grants, interpretation or other actions of the Committee will not be affected. The Committee has the full authority to select those individuals eligible to receive awards and the amount and type of awards.
Types of Awards.    The Plan provides for the grant of any or all of the following types of awards to eligible employees: (i) stock options, including incentive stock options and nonqualified stock options; (ii) stock appreciation rights (SARs), in tandem with stock options or freestanding; (iii) restricted stock; (iv) other stock-based awards, including restricted stock units (RSUs); and (v) performance-based awards. The Plan provides for grants of non-qualified stock options and RSUs to Non-Employee Directors.
Stock Options.    Options may be in the form of incentive stock options or nonqualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which will not exceed ten years, provided that the term of an incentive stock option granted to a 10% stockholder will not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule and the other material terms of the option. Stock options will be subject to a minimum vesting schedule of one year, except that, with respect to participants other than named executive officers on the grant date, unvested stock options may become vested prior to the completion of such one-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including a NEO) without regard to any limit on accelerated vesting. No stock option may have an exercise price less than the “fair market value” (as defined in the Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of the fair market value of the Common Stock).
The exercise price upon exercise may be paid in cash, shares of Common Stock for which the recipient has good title free and clear of any lien or encumbrance or, if the Common Stock is traded on a national securities exchange, to the extent permitted by law, through the delivery of irrevocable instructions to a broker to deliver to us an amount equal to the exercise price. The Committee also may provide, at the time of grant, that the shares to be issued upon the exercise of a stock option be in the form of restricted stock or may reserve a right to do so after the time of grant.
The Plan contains express prohibition against repricing stock options and SARs. Without stockholder approval we are prohibited from either (i) reducing the exercise price of an outstanding stock option or SAR or (ii) simultaneously canceling stock options or SARs for which the exercise price exceeds the then current fair market value of the underlying Common Stock and granting a new stock option or SAR with an exercise price equal to the then current fair market value of the underlying Common Stock. In addition, the Plan expressly prohibits us from repurchasing stock options without stockholder approval if the per share option price of the stock option is less than the fair market value of a share of Common Stock.
Stock Appreciation Rights or SARs.    The Committee may grant SARs either with a stock option, referred to as Tandem SARs, or independent of a stock option, referred to as Non-Tandem SARs. An SAR is a right to receive a payment in Common Stock, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by a SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR. The Committee also may grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a “change in control” (as defined in the Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. SARs will be subject to a minimum vesting schedule of one year, except that, with respect to participants other than named executive officers on the grant date, unvested SARs may become vested prior to the completion of such one-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including a named executive officer) without regard to any limit on accelerated vesting.
Restricted Stock.    The Committee may award shares of restricted stock. Upon the recipient's acceptance of an award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares. The payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests.
Recipients of restricted stock are required to enter into a restricted stock award agreement with us which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of performance goals and such other factors as the Committee may determine in its sole discretion, or a combination thereof, the Committee may provide for the lapse of such restrictions in installments in whole or in part or may accelerate or waive such restrictions at any time. If the lapse of the relevant restriction is based on the attainment of performance goals, the Committee shall establish the goals, formulae or standards and the applicable vesting percentage for the restricted stock awards applicable to recipients. Restricted stock is subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than named executive officers on the grant date, unvested restricted stock may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including a named executive officer) without regard to any limit on accelerated vesting.
Other Stock-Based Awards.    The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, RSUs and deferred stock units) under the Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other award, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. Other stock-based awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than named executive officers on the grant date, unvested other stock-based awards may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including a named executive officer) without regard to any limit on accelerated vesting. The performance goals for such other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Plan and discussed in general below.
Performance-Based Awards.    The Committee may award Common Stock and other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or the attainment of pre-established performance goals (“Performance Awards”). Performance Awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than named executive officers on the grant date, unvested Performance Awards may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including a named executive officer) without regard to any limit on accelerated vesting.
Performance Awards may be granted either alone or in addition to or in tandem with stock options, SARs, or restricted stock. Performance Awards may be paid in Common Stock, restricted stock or cash as the Committee may determine at grant and they will be subject to such other terms and conditions as the Committee may prescribe, including the attainment of performance goals established by the Committee for a specified performance period (which period may not exceed three years). These awards may be designed to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.
If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria: (i) revenues, earnings, income before income taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value-added targets; (ix) fair market value of the shares of Common Stock; (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; (xi) filing of a new drug application or the approval of such application by the U.S. Food and Drug Administration; (xii) launch of a new drug; (xiii) research and development milestones; (xiv) successful completion of clinical trial phases, (xv) level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expense or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expense or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings; (xxiv) productivity; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; or (xxviii) market share. In addition, such performance goals may be based upon the attainment of specified levels of our (or our subsidiary, division or other operational unit) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.
Awards for Non-Employee Directors.    Non-Employee Directors may be granted stock options and RSUs from time to time in the sole and absolute discretion of the Compensation Committee.
Stock options granted to Non-Employee Directors will vest as follows: (i) grants made to a Non-Employee Director upon the date of the Non-Employee Director’s initial election or appointment as a member of the Board of Directors will vest in four equal annual installments with the first installment vesting on the first anniversary of the date of grant (provided that the holder thereof has been a Non-Employee Director of the Company at all times through each such date), except that if a Non-Employee Director fails to stand for election at an annual meeting and such annual meeting occurs prior to the date that a portion of a stock option that was granted to the Non-Employee Director upon his or her initial election or appointment to the Board of Directors would have otherwise vested in the year of such annual meeting, such portion will vest on the day preceding the annual meeting subject to the Non-Employee Director continuing as a Director until such date, and (ii) grants made on and after an annual stockholders’ meeting to the Non-Employee Directors who are elected at such annual meeting to continue as a member of the Board of Directors will vest on the earlier of the day preceding the date of the first annual meeting held following the date of grant and the first anniversary of the date of grant of the award provided that, in each case, the holder thereof has been a Non-Employee Director at all times through such date. Further, all stock option grants made to a Non-Employee Director will become fully vested upon a change in control or the Non-Employee Director’s death or disability. One-third of the restricted stock units granted to Non-Employee Directors will vest on each of the first, second and third anniversaries of the date of grant, provided that the holder thereof has been a Non-Employee Director of the Company at all times through each such date. Unvested restricted stock units will become vested prior to the completion of such three-year period upon a change in control or the Non-Employee Director’s retirement, disability or death.
Awards for Non-Employee Directors will be subject to all other terms and conditions of the Plan. In addition, a Non-Employee Director may elect to defer the payment of RSUs in a manner specified in the Plan and in a manner intended to comply with Section 409A of the Code. Upon a Non-Employee Director’s termination for any reason, all unvested awards will terminate and expire as of the date of termination, provided that stock options that were exercisable on the date of termination and that have not expired may be exercised at any time until the date of expiration of such stock options. In addition, upon a change in control or a Non-Employee Director’s disability or death, the Non-Employee Director’s outstanding awards will be fully vested and any stock option will become immediately exercisable in its entirety.
Term.    Awards under the Plan may not be made on or after April 17, 2023 (which term will be extended to April 16, 2024 if this Proposal is approved by stockholders), but awards granted prior to such date may extend beyond that date. Awards (other than stock options and stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the Plan as described above (i.e., the first stockholders’ meeting in 2019 (if this Proposal is approved by stockholders).
Amendment and Termination.    The Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination will be made without stockholder approval to the extent such approval is required by any exchange or system on which our securities are then listed or traded, applicable state law, the exception for performance-based compensation under Section 162(m) of the Code or Section 422 of the Code (with respect to incentive stock options).
Share and Other Limitations.    If this Proposal is approved by stockholders, a maximum of 113,981,641 shares of Common Stock may be issued or used for reference purposes under the Plan, subject to adjustment as provided in the Plan. This number includes our current share reserve of 104,981,641 shares of Common Stock in effect prior to amending the Plan and 9,000,000 new shares of our Common Stock. In general, if awards under the Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Plan. Each share of our Common Stock subject to awards of restricted stock, other stock-based awards or Performance Awards denominated in Common Stock under the Plan, or that for any reason is cancelled, or expires or terminates unexercised after such date, will be counted as 2.1 shares with respect to the aggregate share reserve under the Plan. The number of shares of Common Stock available for the purpose of awards under the Plan will be reduced by (i) the total number of stock options or SARs exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any stock option or stock appreciation right. Shares of Common Stock repurchased by us on the open market with the proceeds of a stock option exercise price will not be added to the aggregate share reserve.
Subject to adjustment in accordance with the Plan, the maximum number of shares of Common Stock subject to stock options, SARs, other stock-based awards or Performance Awards denominated in shares of Common Stock that may be granted to any eligible employee under the Plan shall be 1,500,000 for any fiscal year (or, with respect to Performance Awards, pro-rated if the performance period (which is generally three consecutive fiscal years) is less than three consecutive fiscal years) during the term of the Plan. The maximum payment under any Performance Award denominated in cash shall be $6,000,000 for any fiscal year (pro-rated if the performance period is less than three consecutive fiscal years). There are no limitations on the number of shares of our Common Stock that may be issued or used for reference purposes for awards of restricted stock or other stock-based awards that are not intended to comply with the performance-based exception under Section 162(m) of the Code.
The Committee will make appropriate adjustments in a manner that it deems equitable to the number of shares available for awards and the terms of outstanding awards under the Plan to reflect any change in our capital structure or business by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Change in Control.    In general, unless determined otherwise by the Committee at the time of grant, upon a “change in control” (as defined in the Plan), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award granted prior to July 1, 2011 will immediately lapse and any unvested awards will automatically become 100% vested. Equity awards granted on and after July 1, 2011, will not immediately vest upon a change in control, but will vest upon an involuntary termination without cause that occurs within two years following a change in control (i.e., upon a “double trigger”).
Transferability.    Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a nonqualified stock option is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. If a nonqualified stock option is transferable, it is anticipated that the options may be transferred solely to immediate family members or trusts, partnerships or other family entities and, to the extent permitted by the Committee, to charitable organizations.
Certain U.S. Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences as of the date of this Proxy Statement; it does not set forth any state or local income tax or estate tax consequences that may be applicable.
The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of Common Stock.
Incentive Stock Options.    Options granted under the Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted or (ii) within one year after the date of exercise.
If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock disposed of. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.
The Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock for which the optionee has good title free and clear of any lien or encumbrance. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.
Nonqualified Stock Options.    An optionee will realize no taxable income at the time he or she is granted a nonqualified stock option. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a nonqualified stock option is exercised, provided the Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.
Certain Other Tax Issues.    In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and certain of its other named executive officers, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to options, SARs, certain Performance Awards and other stock based awards. Awards of restricted stock and RSUs under the Plan generally do not satisfy, and certain other Performance Awards may not satisfy, the exception for performance-based compensation under Section 162(m) of the Code.
Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.
The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.
Under the Plan as amended by the Amendment, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the Committee. Since no such determination regarding awards or grants has yet been made, the benefits or amounts that will be received by or allocated to our executive officers and other eligible employees cannot be determined at this time.
The proposal to approve the Amendment to our 2008 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL FOUR

PROPOSAL FIVE:
Advisory Vote on Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation programs.
The Board of Directors believes that our compensation arrangements for executive officers are designed to attract, motivate and retain a talented team of executives who will provide leadership and promote the creation of long-term stockholder value and position the Company for continued growth and success. We seek to accomplish these goals in ways that reward performance and that are aligned with stockholders’ long-term interests. We believe that our executive compensation programs, which emphasize long-term equity awards and performance-based incentive programs, satisfy our goal of creating a close relationship between performance and compensation, as more fully described in the Compensation Discussion and Analysis. Our equity compensation (which is awarded in the form of stock options and restricted stock units) is designed to build executive ownership and align financial incentives focused on the achievement of our long-term strategic goals (both financial and non-financial). Our performance-based compensation consists of: (i) a short-term program that provides annual variable compensation based on attainment of annual corporate, division functional and individual goals; and (ii) a three year performance plan based on the achievement of certain financial metrics. We believe the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program for the named executive officers. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.
We ask our stockholders to vote in favor of the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the compensation tables. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2015 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL FIVE

PROPOSAL SIX
(Stockholder Proposal)
The stockholder proposal set forth below was sponsored and submitted to the Company on December 12, 2013 by American Federation of State, County and Municipal Employees, AFL-CIO (AFSCME), 1625 L Street, Washington, D.C. 20036-5687, a purported owner of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. AFSCME’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. AFSCME has advised the Company that it intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement of AFSCME. Our Board has recommended a vote against the proposal, if properly presented at the Annual Meeting, for the reasons set forth following the proposal.

“Whereas, corporate lobbying exposes our company to risks that could adversely affect the company's stated goals, objectives, and ultimately stockholder value, and
Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders and long-term value.
Resolved, the stockholders of Celgene Corporation (“Celgene”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Celgene used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Celgene’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Celgene is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company's website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation both directly and indirectly. Celgene is listed as a member of the Biotechnology Industry Organization, which spent approximately $15.53 million lobbying in 2011 and 2012. Celgene does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Celgene’s long-term interests.

Celgene spent approximately $2.18 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). This figure does not include expenditures to influence legislation in states. Celgene lobbies at the state level, using the services of at least 11 lobbyists in 7 states in 2012 (followthemoney.org). Celgene does not disclose membership and participation in, or contributions to, tax-exempt organizations that write and endorse model legislation, such as Celgene’s service on the Health and Human Services Task Force of the American Legislative Exchange Council (ALEC). More than 50 companies, including Amgen, AstraZeneca, GlaxoSmithKline and Merck, have publicly left ALEC because their business objectives and values did not align with ALEC’s activities.

We encourage our Board to require comprehensive disclosure related to its direct, indirect, and grassroots lobbying.”

Board’s Statement Opposing Proposal Six
Your Board believes that this proposal is unnecessary and would not serve the interests of Celgene stockholders because our company already makes extensive disclosures about our lobbying activities and the additional information requested by this proposal would be burdensome, without providing meaningful additional information.

Celgene's existing reporting, combined with extensive federal and state disclosure, provides extensive information about our lobbying activities.
The Board of Directors believes that it is in the best interest of the Company and its stockholders for the Company to participate, as others do, in the public policy process, including engaging in certain lobbying activities that express the Company’s position on issues significant to our business and the patients we serve. Recognizing that stockholders and other Celgene stakeholders may have an interest in being informed about our public policy positions and lobbying activities, Celgene provides extensive information about our public policy advocacy and political participation in the “Celgene Responsibility” section of our company website, where investors and others have ready access to:

•	Our annual “Celgene Responsibility Report,” which includes a “Public Policy” section.

•	A description of our policies and practices regarding public policy activities, and the reporting of those activities to the Board’s Nominating, Governance and Compliance Committee.

•	A detailed description of our policies and practices concerning political contributions, lobbying activities and our memberships in trade associations.

•	A link to quarterly reports of our federal lobbying activity and biannual contribution reports in accordance with the Honest Leadership and Open Government Act of 2007.

•	A list of the Company's trade association memberships.

•	A description and report of the Celgene PAC, which is updated biannually to report all political contribution amounts and recipients.

A significant amount of information is also readily available through other public sources. Reports of corporate lobbying activity are mandated under federal and state laws and the Company believes it complies with all such laws. We and our registered lobbyists file required quarterly and semi-annual reports pursuant to the federal Lobbying Disclosure Act with the U.S. House of Representatives and the U.S. Senate, and the “Celgene Responsibility” page of our Company website provides a link to where those reports can be found on the applicable government website. The Company files similar periodic reports as required by state agencies reflecting lobbying activities at the state level, which are also publicly available.
The preparation and maintenance of the report requested by proposal six would be burdensome and result in the expenditure of Company resources to produce a document that would not provide meaningful additional information about Celgene's lobbying activities.

The Company is a member of a number of trade associations and industry groups at the national, state and local level. From time to time, each of these entities communicates the position of its membership on public policy issues to government officials and the public. Although lobbying is in many cases not the primary focus of these entities, a portion of the dues that Celgene and other members pay to such trade organizations and industry groups may be part of the funds they use to engage in certain lobbying activities. Celgene does not specifically direct how these funds are used, and may not agree with all positions supported by these organizations. As a result, disclosure of Celgene’s dues to these organizations could misrepresent Celgene’s position and advocacy on certain legislative issues and would not provide stockholders with meaningful information. Moreover, requiring the Company to gather this information would create an unreasonable burden on the Company to gather information that has little value, if any, to stockholders. Such a waste of resources is not in the best interests of the Company or its stockholders.

In sum, we believe the readily available information about Celgene’s public policy advocacy activities provides a level of information and accountability consistent with legal requirements as well as prevailing practices among other leading companies in our industry.
The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
AGAINST PROPOSAL SIX

STOCKHOLDER PROPOSALS
Stockholders wishing to include proposals in the proxy materials in relation to our Annual Meeting of Stockholders to be held on or about June 17, 2015 must submit the same in writing, by mail, first-class postage pre-paid, to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Corporate Secretary, which must be received at our executive office on or before December 30, 2014. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.
Stockholders who intend to present a proposal at the 2015 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal between the close of business on March 19, 2015 and the close of business on April 18, 2015; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2015 Annual Meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2015 Annual Meeting was mailed or such public disclosure of the date of the 2015 Annual Meeting was made, whichever first occurs. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
OTHER MATTERS
Upon written request addressed to our Corporate Secretary at 86 Morris Avenue, Summit, New Jersey 07901 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2013 Annual Report on Form 10-K filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

ROBERT J. HUGIN Chairman and Chief Executive Officer
April 28, 2014

YOU HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA TOUCH-TONE PHONE AT 1-800-690-6903. YOU MAY VOTE UNTIL 11:59 P.M. EASTERN TIME ON JUNE 17, 2014.
ALTERNATIVELY, STOCKHOLDERS MAY CHOOSE TO VOTE BY MAIL VIA PROXY. IF YOU WISH TO VOTE BY PROXY, WE WILL PROMPTLY DELIVER, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE PROXY MATERIALS TO YOU. WE WILL FILL YOUR REQUEST IN THREE BUSINESS DAYS. YOU MAY REQUEST PAPER OR E-MAIL DELIVERY BY CALLING 1-800-579-1639 OR BY MAIL TO CELGENE CORPORATION, 86 MORRIS AVENUE, SUMMIT, NEW JERSEY 07901.
UPON RECEIPT OF A PROXY CARD, YOU ARE REQUESTED TO DATE AND SIGN THE PROXY AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE WHICH WE WILL PROVIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A
Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income

		Year Ended December 31, 2013
		(In millions, except per share data)
Net income — GAAP		$1,449.9
Before tax adjustments:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(1)	18.5
Research and development:
Share-based compensation expense	(1)	144.7
Upfront collaboration payments	(2)	575.8
Selling, general and administrative:
Share-based compensation expense	(1)	162.6
Amortization of acquired intangible assets	(3)	262.8
Acquisition related charges and restructuring, net:
Change in fair value of contingent consideration	(4)	171.1
Other income (expense), net:
Non-operating asset impairment	(5)	80.0
Net income tax adjustments	(6)	(302.3)
Net income — non-GAAP		$2,563.1
Net income per common share — non-GAAP:
Basic		$6.19
Diluted		$5.96
__________

Explanation of adjustments:

(1)	Exclude share-based compensation expense totaling $325.8 million.
(2)Exclude upfront payments for research and development collaboration arrangements.

(3)	Exclude amortization of acquired intangible assets from the acquisitions of Pharmion, Gloucester, Abraxis, and Avila.

(4)	Exclude changes in fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, and Avila.

(5)	Exclude impairment of royalty receivable asset that was received in April 2011 as partial consideration in the sale of the non-core assets obtained by Celgene in the acquisition of Abraxis.

(6)
Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one-time effects of acquisition related matters, adjustments to the amount of unrecognized tax benefits and deferred taxes on unremitted foreign earnings.

A-1

Appendix B
AMENDMENT TO

CERTIFICATE OF INCORPORATION

of
CELGENE CORPORATION

RESOLVED, that the Board of Directors hereby approves an amendment to the Certificate of Incorporation of the Corporation (the “Certificate”) pursuant to which the following three sentences shall replace in its entirety the first sentence of Article FOURTH of the Certificate:
“FOURTH: The aggregate number of shares that the Corporation shall have the authority to issue is 1,155,000,000, of which 5,000,000 shares of the par value of $.01 per share shall be designated ‘Preferred Stock’ and 1,150,000,000 shares of the par value of $.01 per share shall be designated ‘Common Stock.’ Effective upon the filing of this amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware (the “Effective Time”), every one outstanding share of Common Stock shall be split into two fully paid and non-assessable shares of Common Stock (the ‘Stock Split’). The Stock Split shall occur without any further action on the part of the Corporation or the holders of shares of Common Stock and whether or not certificates representing such holders’ shares prior to the Stock Split are surrendered for cancellation.”

B-1

Appendix C
AMENDMENT No. 1
To
CELGENE CORPORATION
2008 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF APRIL 17, 2013)

WHEREAS, Celgene Corporation (the “Company”) maintains the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 17, 2013) (the “Plan”);

WHEREAS, pursuant to Article 14 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, subject to stockholder approval in certain instances; and

WHEREAS, the Board has authorized an amendment to the Plan, effective as of April 17, 2014, subject to stockholder approval at the Company’s annual meeting of stockholders occurring on June 18, 2014 (the “2014 Annual Meeting”).

NOW, THEREFORE, the Plan is hereby amended, subject to stockholder approval at the 2014 Annual Meeting, as follows:

1.
Section 2.7 of the Plan is amended to substitute the phrase “Rule 5605(a)(2) of the NASDAQ Listing Rules” for the phrase “NASD Rule 4200(a)(15) of the Financial Industry Regulatory Authority Rulebook”.

2.
The first sentence of Section 4.1(a) of the Plan is amended in its entirety, effective as of the date of the 2014 Annual Meeting and subject to stockholder approval at the 2014 Annual Meeting, to read as follows:

“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 113,981,641 shares (subject to any increase or decrease pursuant to Section 4.2).”

3.	Article 18 of the Plan is amended in its entirety, effective as of the date of the 2014 Annual Meeting and subject to stockholder approval at the 2014 Annual Meeting, to read as follows:

“Article 18.
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after April 17, 2024, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the stockholders in the fifth year following the year in which the stockholders approve the Performance Goals set forth on Exhibit A unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.”

4.	Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

C-1

SCAN TO	w	Individual Quick Response Code to be inserted here
VIEW MATERIALS & VOTE

CELGENE CORPORATION 86 MORRIS AVENUE SUMMIT, NJ 07901		VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Celgene Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

¢ [Insert control number here]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELGENE CORPORATION The Board of Directors recommends you vote FOR the following:					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors					☐	☐	☐
Nominees:
	01)	Robert J. Hugin	06)	Michael A. Friedman, M.D.
	02)	Richard W. Barker, D.Phil	07)	Gilla Kaplan, Ph.D.
	03)	Michael D. Casey	08)	James J. Loughlin
	04)	Carrie S. Cox	09)	Ernest Mario, Ph.D.
	05)	Rodman L. Drake

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:								For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.							☐	☐	☐

3.	Amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of common stock and to effect a stock split							☐	☐	☐

4.	Approval of an Amendment to the Company’s 2008 Stock Incentive Plan.							☐	☐	☐

5.	Approval, by non-binding vote, of executive compensation of the Company’s named executive officers.							☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 6:

6.	Stockholder proposal described in more detail in the proxy statement.							☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directors listed in proposal 1, FOR proposals 2, 3, 4 and 5 and AGAINST proposal 6.

Please indicate if you plan to attend this meeting.					Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)				Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report to Stockholders, including Annual Report on Form 10-K, Notice of Annual Meeting of
Stockholders and Proxy Statement are available at www.proxyvote.com.

CELGENE CORPORATION
Annual Meeting of Stockholders
June 18, 2014
This Proxy is Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Robert J. Hugin and Jacqualyn A. Fouse, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Celgene Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Eastern Time, on June 18, 2014, at the offices of the Company, 86 Morris Avenue, Summit, NJ 07901, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side